As filed with the Securities and Exchange Commission on November 9, 2015
Registration No.______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Infinity (Int’l) Travel Holdings Inc.

Nevada	4700
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

36-4794078
(IRS Employer Identification Number)

8F., No. 86, Sanguang Rd., Jhongli Dist.
Taoyuan City, 320, Taiwan (Republic of China)
Tel: 886-34933344 Fax: 886-34940282
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ta-Chih Kuo
8F., No. 86, Sanguang Rd., Jhongli Dist.
Taoyuan City, 320, Taiwan (Republic of China)
Tel: 886-34933344 Fax: 886-34940282
E-mail: kevin@infinitytravelholdings.com
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101,
Irvine, California 92618
Telephone:  949.660.9700
Fax:  949.660.9010
Attention:  Thomas E. Stepp, Jr.
tes@stepplawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐                                     Accelerated Filer ☐
                 Non-accelerated Filer ☐                                        Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.10	100,000	$2.00	$200,000	$20.14

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A),  MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL ITS SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
Dated November _____, 2015
INFINITY (INT’L) TRAVEL HOLDINGS INC.
100,000 Shares of Common Stock
$2.00 per share

Infinity (Int’l) Travel Holdings Inc. (“our”, “we”, “us” the “Company) is offering on a best-efforts basis of as many as 100,000 shares of its common stock at a price of $2.00 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten,” best-efforts, basis directly by our president. There is no minimum number of shares required to be purchased by any investor.  Ta-Chih Kuo, our president, treasurer and a member of our Board of Directors intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Kuo or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact.  There can be no assurance that all, or any, of the shares offered will be sold.

The offering shall terminate on the earlier of (i) the date when the sale of all 100,000 shares is completed or (ii) two hundred seventy (270) days from the effective date the registration statement of which this prospectus is a part. We are a development stage, start-up company. Any investment in the shares offered herein involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.

We may not sell all 100,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 100,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 100,000 shares offered, the amount of money we receive from the sale of those shares which are in fact purchased, may be minimal and may not be enough to even pay the costs of this offering.

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

As defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), we are considered a “shell company” as we have (i) nominal assets and operations, and (ii) our assets consist solely of cash and cash equivalents.  Accordingly, we are subject to additional regulatory requirements, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. Refer to the section entitled “RISK FACTORS” beginning on Page 5.

As of the date of this prospectus, we have not sold any of our themed tour packages nor have we generated any revenue from operations.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.  NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) when the registration statement of which this prospectus is a part is declared effective, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB.  There is no assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

PROSPECTUS CONVENTIONS
Except where the context otherwise requires and for purposes of this prospectus only:

•	the terms “we,” “us,” “our,” “the Company,” “our Company” refers to Infinity (Int’l) Travel Holdings Inc., a Nevada corporation
•	“our Subsidiary,” “the Subsidiary,” “Infinity Travel Holdings Limited” refers to Infinity (Int’l) Travel Holdings Limited, a Hong Kong corporation
•	“China” and “PRC” refer to the People’s Republic of China
•	all references to “RMB” and “Renminbi” are to the legal currency of China
•	all references to “HK” are to the legal currency of Hong Kong; and
•	all references to “U.S. dollars”, “dollars”, and “$” are to the legal currency of the United States.

This prospectus specifies certain RMB and HK amounts and in parenthesis the approximate U.S. dollar amount at the exchange rate on the date of this prospectus.  The conversion rates regarding RMB, HK and U.S. dollars are subject to change and, therefore, we can provide no assurance that the specified U.S. dollar amount will not change.

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.  For example, the name of our president, treasurer and member of our board of directors is “Ta-Chih Kuo,” even though, in Chinese, his name would be presented as “Kuo Ta Chih”.

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth, China’s interest in the travel and tourism industry, provided, however, we have not, directly or indirectly, sponsored or participated in the publication of such materials.

PROSPECTUS SUMMARY

The Company Corporate Structure
The Company was incorporated in the State of Nevada on August 6, 2014.  We are a development stage company with a principal business of developing, promoting and executing themed tour packages for travel destinations in Canada, Asia and the United States.  Since the date of inception (August 6, 2014), our activities have been primarily development activities, i.e., forming the Company; acquiring our subsidiary, Infinity (Int’l) Travel Holdings Limited, a Hong Kong corporation; and implementing our business plan.  Our business is conducted primarily through our wholly-owned subsidiary, Infinity (Int’l) Travel Holdings Limited, a Hong Kong corporation.

Infinity (Int’l) Travel Holdings Limited, a Hong Kong corporation, was incorporated in Hong Kong on July 18, 2014.  Its operations are based in Hong Kong.  On December 22, 2014, the Company and Infinity (Int’l) Travel Holdings Limited entered into an Investment Agreement, effective March 20, 2015, whereby the Company purchased and acquired 500,000 shares of capital stock of Infinity Travel Holdings Limited for a purchase price of $98,323.52, which are all of the issued and outstanding shares of that capital stock.  As a result, Infinity (Int’l) Travel Holdings Limited became a wholly-owned subsidiary of the Company (“the Subsidiary”, “our Subsidiary”).  A copy of that Investment Agreement is attached as Exhibit 2.1 to that registration statement of which this prospectus is a part.

We desire to become one of the largest internationally themed tour package providers, initially focusing on travel destinations in Canada, Asia and the United States.  We have developed tour packages for destinations in Canada.  These tour packages will primarily be sold to individuals and businesses in the Greater China area, such as Hong Kong, Taiwan, Macau and Zhuhai.  We anticipate that ten to fifteen themed tour packages will be sold for destinations in Canada, however, to-date, no tour packages have been sold.  Also, we have developed tour packages for destinations in Asia, including, Hong Kong, mainland China, Thailand and Malaysia.  These tour packages will primarily be sold to individuals and businesses in Canada and the United States.  Fifteen themed tour packages have been developed for destinations in Asia, however, to-date, no tour packages have been sold.  Upon receipt of additional funding, we will begin to develop tour packages for destinations in the United States.  At this time, we do not have a definite date when such funding will be received.

Our Subsidiary, whose operations are based in Hong Kong, researches and develops our themed tour packages; such themes include, but are not limited to, golf, ski and winter sports, wine and vineyard, fishing and lake, wellness and spa, eco-tourism and outdoor wilderness vacation tours for travel destinations in Canada, Asia and the United States (the “Tour Packages”).

We anticipate that we will receive revenue from the sale of the Tour Packages.  The Tour Packages will be sold through our online platform www.myinfinitytravel.com, which is operated by our Subsidiary.  The charge for each tour package will vary, depending on a number of factors, including the type (theme) of the tour package, the number of days that the customer will be touring and the destination of the tour.  Additionally, the costs of the Tour Packages are determined by analyzing the costs of hotels, tour guide fees, ground transportation fees and online marketing expenses.  For example, bird watching and national park eco-tours in Western Canada will range from $2,322 to $2,774.  While wine and vineyard tours in Western Canada will range from $3,400 to $4,000 and wellness and spa packages in Western Canada will range from $2,650 to $3,100.

As of the date of this prospectus, we have not sold any Tour Packages, nor have we generated any revenue from operations.

Our operations to date have been devoted primarily to start-up and business development activities. While our president, treasurer, and member of our board of directors, Ta-Chih Kuo, has performed start-up activities, such as formation of the Company and implementing our business plan, our Subsidiary has commenced operations regarding themed tour activities, which include the following:

•    Research global trends and demands relating to themed based tour packages
•    Develop themed based tour packages such as golf, ski and winter sports, wine and vineyard, fishing and lake, wellness and spa and outdoor wilderness vacation tours in Canada and Asia
•    Research and develop market and sales networks in Canada and Asia
•    Develop our online selling secured platform website www.myinfinitytravel.com
•    Develop our online marketing secured platform website www.yo-travel.com
•    Research customer demographics and analyze our competitors

Our Business
We were incorporated in Nevada on August 6, 2014.  Our principal executive office is located at 8F., No. 86, Sanguang Rd., Jhongli Dist., Taoyuan City, 320, Taiwan (Republic of China).  Our telephone number is 886-34933344.

Our fiscal year ends on December 31.

As of the date of this prospectus, we have 632,087 shares of our $0.10 par value common stock issued and outstanding; 10,000 shares of that common stock were offered and sold to Ta-Chih Kuo at a purchase price of $0.10 per share, and the other 622,087 shares of that common stock were offered and sold at a purchase price of $0.20 per share.

We are registering for sale at a purchase price of $2.00 per share 100,000 shares of our common stock pursuant to the Securities Act of 1933.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of June 30, 2015, we had $7,329 in current assets and $43,806 in current liabilities.  Accordingly, our negative working capital position as of June 30, 2015 was ($36,477).

Currently, we have enough cash to finance our operations for approximately 3 months.

We estimate that we need approximately $200,000 to support our operations during the next twelve months. This amount includes (i) $18,750 for costs related to this offering and (ii) 18,750, which is our estimated cost necessary to comply with our reporting requirements during the next twelve months.  We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next twelve months.  Our cash shortfall will be $50,000, $100,000 and $150,000, respectively, if we sell 75%, 50% and 25% of the maximum offering.  We plan to meet any such shortfall through revenue from operations, private placements of our capital stock, and loans from Ta-Chih Kuo, our president, treasurer and a member of the board of directors.  In that regard, we have a written commitment from Mr. Kuo for a 12 month line of credit in the amount of $200,000 at no interest; a copy of that commitment is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part.

Presently, we have no employees.  Our officers and directors are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

Employees of our Subsidiary

Our Subsidiary, currently, has 3 full-time employees.

Fui Cheung is the chief executive officer and vice president of the Company.  Effective March 1, 2015, our Subsidiary entered into an employment contract with Mr. Cheung, whereby Mr. Cheung will receive an annual salary of $50,000 and 125,000 shares of the Company’s common stock valued at $0.20 per share, to be issued on or about February 26, 2016.  The Company has undertaken to issue those 125,000 shares to Mr. Cheung.  Pursuant to that employment agreement, Mr. Cheung will work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

Hoi Ming Chau is the general manager and secretary of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Mr. Chau, whereby Mr. Chau will receive an annual salary of HKD$300,000 (approximately, $38,708.68, as of the date of this prospectus).  Mr. Chau is required to work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.2 to that registration statement of which this prospectus is a part.

Vian S. Cheung is the sales and marketing manager of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment agreement with Ms. Cheung, whereby Ms. Cheung will receive an annual salary of HKD$180,000 (approximately, $23,225.21, as of the date of this prospectus).  Ms. Cheung is required to work 5 days, 40 hours per week.  A copy of that employment agreement is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.

At this time, our Subsidiary has no other employees.

We have no present plans to be acquired by or to merge with another company, nor do our directors or shareholders have plans to enter into a change of control or similar transaction.

Our Challenges and Risks
We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on Page 7 of this prospectus before purchasing our common stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common stock could decline if our common stock is listed on any stock market and you could lose some or all of your investment. These risks include, among others, the following:

•    PRC Legal Challenges.

•    Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our Subsidiary only by loans or capital contributions, subject to applicable government registration and approval requirements. We currently anticipate financing our Subsidiary by means of capital contributions. These capital contributions, as well as dividends and other payments outbound from the PRC, must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes approximately 60 days, but is required by applicable law to be completed within 6 months of application. The cost for obtaining such approvals and completing such registration is minimal.

•    Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

•    As our operations and assets are located outside of the U.S., our shareholders may find it difficult to enforce a U.S. judgment against the assets of the Company, its directors and executive officers.

•    If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

•   Limited Operating History.

•    We have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

•  Competition.

•     We face considerable competition in the tourism and travel industry.

We are electing to not opt out of the JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

Jumpstart Startups Act
The JOBS Act of 2012 is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as an “emerging growth company,” we will, among other things:

•    be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•    be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•    be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•    be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

•    be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•    be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

•    the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•    the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•    the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•    the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Securities Exchange Act Rule 12b-2).

The Offering

The following is a brief summary of this offering.  Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.

Number of Shares Being Offered	The Company is offering as many as 100,000 shares of common stock, par value $0.10.
Offering Price Per Share	$2.00
Offering Period	The shares are being offered for a period not to exceed two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part.
Net Proceeds to Company	If 100,000 shares (100%) are sold: $200,000 If 75,000 shares (75%) are sold: $150,000 If 50,000 shares (50%) are sold: $100,000 If 25,000 shares (25%) are sold: $50,000
Use of Proceeds	We intend to use the proceeds to fund our business operations.
Number of Shares of our Common Stock Outstanding Before the Offering	632,087 shares
Number of Shares of our Common Stock Outstanding after the Offering	If 100,000 shares (100%) are sold: 732,087 shares If 75,000 shares (75%) are sold: 707,087 shares If 50,000 shares (50%) are sold: 682,087 shares If 25,000 shares (25%) are sold: 657,087 shares
Offering Expenses	The expenses associated with this offering total approximately $18,750 or approximately 9.4% of the gross proceeds of $200,000, if all the shares offered by us are purchased.

We may not sell all 100,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 100,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 100,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased may be minimal and may not be enough to even pay the costs of this offering.

The offering price of the common stock has no relationship to any objective criterion of value and has been arbitrarily determined. The offering price does not have any relationship to our assets, book value, historical earnings, or net worth.

We will use the proceeds from the offering to pay for accounting fees, legal and professional fees, printing and office supplies, technology development costs, personnel recruiting costs, contractors, sales and marketing, and general working capital.

The Company has not presently engaged an independent stock transfer agent. We have identified several agents to facilitate the processing of stock certificates upon closing of this offering.

The purchase of the common stock in this offering involves significant risks. The shares of common stock offered in this prospectus is for investment purposes only and, currently, no market for our common stock exists. Please refer to the sections herein titled “RISK FACTORS” and “DILUTION” before making an investment in our stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with those financial statements, related notes and other financial information included in this prospectus.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.

We intend to enter into an agreement with a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB.  There can be no assurance that any application filed by any sponsoring marker maker for such quotation on the OTCBB will be approved.

As of the date of this prospectus, we have not sold any of the Tour Packages nor have we generated any revenue from operations.

August 6, 2014 (inception) through June 30, 2015
(unaudited)
Revenue:	$-0-
Interest Income:	1
Operating Expenses:	-0-
Professional
General & administrative	156,716
Total operating expenses	156,716

Net Loss	$(156,927)

Net loss per common share, basic and diluted	$(0.61)

Weighted average number of common shares, basic and diluted, outstanding	256,994

RISK FACTORS

Investors should carefully consider the following factors in evaluation of our business, operations and financial condition.  Additional risks and uncertainties not presently known to us,  that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to the Company

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those public companies that comply with such new or revised accounting standards.

As a “smaller reporting company” certain reduced disclosures and requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosures and requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;

•	present more than two years of audited financial statements in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;

•	make risk factor disclosures in our annual reports on Form 10-K; and

•	make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

If we choose to rely on these reduced disclosures and requirements, we cannot predict if investors will determine that our common stock is less desirable. If some investors determine that our common stock is less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Exchange Act, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Exchange Act and pursuant to Rule 405 of the Securities Act of 1933, in that we currently have (i) nominal assets and operations; and (ii) our assets consist solely of cash and cash equivalents. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

•	investors should consider shares of our common stock to be significantly risky and illiquid investments;

•	we may not register our securities on Form S-8 (an abbreviated form of registration statement); and

•	our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our officers and directors control approximately 55.5% of the Company giving them significant voting power which allows them to take actions that may not be in the best interest of all other shareholders.

Ta-Chih Kuo, our president, treasurer and a member of our board of directors, owns approximately 1.7% of our current outstanding shares of our common stock.  Additionally, Mr. Kuo is the holder of 100% of the issued capital stock of Nan Fang Ltd., a Seychelles corporation, which owns approximately 23.7% of our current outstanding shares of common stock.  Fui Cheung, our chief executive officer, vice president and a member of our board of directors, owns approximately 14.2% of our current outstanding shares of common stock.  Hoi Ming Chau, our secretary and a member of our board of directors, owns approximately .08% of our current outstanding shares of voting common stock.  Dr. Ting On Cheung, a member of our board of directors owns approximately 15.8% of our current outstanding shares of voting common stock; and Ms. Vian S. Cheung, a member of our board of directors owns approximately .08% of our current outstanding shares of voting common stocks, respectively.  Because our officers and directors together hold approximately 55.5% of our outstanding shares of common stock, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation.

After the closing of this offering, those officers and directors will own at least approximately 47.9% of the then outstanding shares of our common stock.  As a result, they will have significant influence regarding most matters requiring approval by our shareholders.  Accordingly, our other shareholders may be limited in their ability to affect change in how we conduct our business.  They will have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions.  In addition to their stock ownership, they are key to our operations and will have significant influence regarding our key decisions.  This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock.  These actions may be taken even if they are opposed by our shareholders.

Some of our officers and directors hold positions as officers and directors of our Subsidiary; therefore, a conflict of interest may exist regarding their duties to the Company and our Subsidiary.

Ta-Chih Kuo, our president, treasurer and a member of our board of directors is, also, a director of our Subsidiary.  Fui Cheung, our chief executive officer, vice president and director is, also, the president and a director of our Subsidiary.  Hoi Ming Chau, our Secretary and member of our board of directors is the secretary and director of our Subsidiary.  Accordingly, those officers and directors may have a conflict of interest regarding management decisions involving the Company and our Subsidiary.

Our officers and directors are aware of their fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationship between the Company and our Subsidiary.  We cannot provide any assurance, however, that our officers and directors will not engage in conduct or make decisions which are not in the best interest in the Company.  Such decisions could harm our operations, business plans and cash flows.

We have not formulated a plan to resolve any possible conflict of interest with our directors and officers’ other business activities.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience little or no profits and eventual closure of business.

The Company’s needs could exceed the amount of time or level of experience that our officers and directors may have.

Our success largely depends on the continuing services of our officers and directors.  We believe that our officers and directors possess valuable business development and marketing knowledge, experience and leadership skills in the travel and tour industry.

Our continued success, also, depends on our ability to attract and retain qualified personnel.  Currently, our business plan does not provide for the hiring of any additional employees until operations will support the expense, which is difficult to estimate. Until then, the responsibility of developing and operating our business, offering and selling the shares offered by this prospectus and fulfilling the reporting requirements of a public company will be performed by our officers and directors. While our officers and directors have business experience, including themed-tour, management and marketing experience, they do not have experience in connection with the responsibilities of a public company, including serving as a principal accounting officer or principal financial officer.  Accordingly, they may not be able to operate our business effectively or generate any revenue from the sale of the Tour Packages.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience little or no profits and eventual closure of business.  Additionally, in the event that our officers and directors are unsuccessful in doing so, there can be no assurance that we will be able to attract and hire officers or directors with experience in the travel and tour industry to operate our business.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key personnel. We currently do not maintain “key man” life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key personnel are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, there is substantial competition for senior executives and key personnel in our industry and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance

Accordingly, if we incur such a loss, our business, financial condition and results of operations could be materially and adversely affected.

As we are a development stage company, we have not generated any revenues and do not have a significant operating history.

The Company was incorporated on August 6, 2014; we have not yet realized any revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the start-up of our business.

Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of operations.

We have not identified any customers, and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will be forced to suspend or cease operations.

We do not have substantial assets and are dependent upon the proceeds of this offering to initially fund our business.  If we do not sell the shares in this offering, we will have to seek alternative financing to complete our business plans or abandon them. As of June 30, 2015, we had cash and cash equivalents of $6,259. We do not have sufficient cash to pay our obligations as they become due. We have enough cash to satisfy our obligations for 3 months.

We have limited capital resources.  As of June 30, 2015, we had cash and cash equivalents of $6,259. Our liabilities at June 30, 2015 totaled $39,394.  We have not generated cash from operations.  Our operations to date have been funded by capital and loans contributed by Ta-Chih Kuo, our president, treasurer and member of our board of directors; we have a loan commitment of $200,000 from Ta-Chih Kuo, our president, treasurer and member of our board of directors, which commitment is for a period of one year from the date thereof, which date is July 23, 2015.  We have no other commitments to provide additional cash necessary to continue our operations.  We believe that our cash on hand will meet our obligations for approximately 3 months.  Unless we generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations, if additional financing is not available.

We believe that we will need $200,000 to meet our financial obligations for the next 12 months. This amount includes (i) $18,750 for costs related to this offering and (ii) $18,750, which is our estimated cost necessary to comply with our reporting requirements during these 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe we will have sufficient funds to pay our obligations as they become due. Accordingly, as our cash on hand and cash equivalents on hand as of June 30, 2015, was $6,259, we require $193,741 to satisfy our financial obligations for the next 12 months.

We anticipate that our source of cash to finance our operations for the next 12 months will be obtained from the proceeds of this offering, private placement of our securities and/or capital contributions or loans by Ta-Chih Kuo.  We have a written commitment from Mr. Kuo to provide a 12 month line of credit in the amount of $200,000 at no interest for our continued operations during that 12 month period.  Our failure to obtain sufficient funds to continue our operations for the next 12 months could cause a reduction or termination of our operations, which could result in a loss of our shareholders’ investments in our common stock.

Our growth strategy contemplated by our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan fast enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of the Tour Packages.  We can provide no assurance that potential customers will purchase the Tour Packages or that those customers will purchase the Tour Packages at the cost and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

•	we are not able to attract sufficient customers to purchase the Tour Packages, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

•	adequate penetration of new markets at a reasonable cost becomes impossible, in turn limiting the future demand for the Tour Packages below the level assumed by our business plan;

•	we fail to generate revenue sufficient to fund our operations;

•	we are forced to significantly adapt our business plan to meet changes in our markets; and

•	for any reason, we are not able to attract, hire, retain and motivate additional qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in the Company could be lost.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock (if a market ever develops) could drop significantly.
Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could decrease a substantial portion of our available cash resources.

We estimate that the cost to be compliant for 12 months, by filing all necessary forms in a timely manner, will be approximately $18,750. The principal costs we anticipate for the next 12 months related to becoming a public reporting company will be for retaining an independent accounting firm (approximately $11,000) and attorneys (approximately $7,000) to assist with the preparation of our financial statements and our disclosures for inclusion with our public filings. We have included that amount in the $200,000 which we anticipate that we will need to satisfy our financial obligations for the next 12 months.

If we are not able to sell the maximum number of shares offered, we will experience a capital deficiency to pay such estimated expenses. There can be no assurance that we will be able to acquire capital from any other source to pay for these expenses. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any of your shares that have been purchased pursuant to the registration statement of which this prospectus is a part.

Until we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Until such time as we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, the majority of the tender offer rules and the reporting requirements of the Exchange Act.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Bulletin Board, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

Risks Related To This Offering

We are conducting this offering without an underwriter and may be unable to sell any shares; accordingly, if we are unsuccessful in selling any shares, we may have to seek alternative financing to implement our business plan.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering.  Ta-Chih Kuo, our president, treasurer and a member of our board of directors, intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Kuo or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact.

There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited into our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 100,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 100,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 100,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

Upon the sale of common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Please refer to the section titled “DILUTION” herein.

There has been no independent valuation of our stock, which means that our common stock may be worth less than the purchase price.

The per share purchase price of our common stock has been arbitrarily determined by us without independent valuation of that common stock. The price per share in recent sales of our common stock were $0.10 and $0.20, and was not based on perceived market value, book value, or other established criteria and have no relationship to the price per share in this offering. We did not obtain an independent appraisal opinion regarding the valuation of our common stock. Accordingly, our common stock may have an actual value significantly less than the offering price, and our common stock may never obtain a value equal to or greater than the offering price.

Risks Related to our Common Stock

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  After the registration statement of which this prospectus is a part is declared effective we intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this prospectus, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever sell your shares, resulting in an inability to realize any value from your investment.

There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

•	liquidity of the market for our shares of common stock;
•	actual or anticipated fluctuations in our operating results;
•	sales of substantial amounts of our common stock, or the perception that such sales might occur;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
•	our dividend policy; and
•	general economic or political conditions.

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not intend to pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funding for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our board of directors determines can be allocated to dividends.  The future payment of dividends directly depends on our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Investors that require liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution in the future.

We are authorized to issue up to 750,000 shares of $.10 par value common stock.  At present, there are 632,087 shares of our common stock issued and outstanding.  After the offering, there will be a maximum of 732,087 shares of our common stock issued and outstanding.

Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we may be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our board of directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Risk Related to our Industry

We operate in an increasingly competitive global market and face strong competition from larger and well established companies, which could harm our business and ability to operate profitability.

The market for the services we offer is increasingly and intensely competitive.  We compete with both established and emerging online and traditional sellers of travel-related services, including:

•	online and traditional travel agencies, wholesalers and tour operators;
•	large online portal and search websites;
•	travel metasearch websites;
•	corporate travel management service providers;
•	mobile platform travel applications;
•	group buying websites and peer-to-peer inventory sources

Because the tourism and travel industry has a number of large and well-established companies, which are profitable and have developed brand names, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete.

Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.  There can be no assurance that we will be able to compete successfully against current and future competitors.

General economic decline may cause a disruption or decline in the tourism industry, which could adversely affect our business and results of operations.

Our business and results of operation are affected by the financial situation of the worldwide travel industry, which may be affected by general economic decline.  The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.  We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions.  Travel expenditures are sensitive to personal and business-related discretionary spending and tend to decline or grow more slowly during economic downturns.  Decreased travel expenditures could reduce the demand for our services, thereby decreasing potential profits.  If our operations are so affected and we are not profitable, you may lose your investment in our shares.

If we are unable to build and maintain our brand and reputation, our business may suffer.

We were formed on August 6, 2014.  Accordingly, we are a new company and our success depends on our ability to build and maintain the brand for our services.  We need to maintain and expand our relationships with potential customers and effectively manage those relationships.  We cannot be assured that any expenditure on advertising and marketing will have the desired impact on our brands and customer preferences.  Our efforts to preserve and enhance consumer awareness of our brands may not be successful, and, even if we are successful in our branding efforts, such efforts may not be cost-effective.  If we are unable to maintain or enhance consumer awareness of our brands and generate demand in a cost-effective manner, it will have a material adverse effect on our business and financial performance.

Our business could be adversely affected if we are unable to successfully protect our intellectual property rights

The market for our services depends to a significant extent upon the value associated with our trademarks and brands.  We plan to register the Company’s logo in December 2015.  Although we plan to register our logo, there can be no assurance that it will be registered.  Additionally, even if the Company’s logo is registered, we may not be successful in asserting protection over our intellectual property.  The costs required to protect our intellectual property rights may be substantial.

If other parties infringe on our intellectual property rights, the value of our brands may be diluted.  In addition, any infringement of our intellectual property rights would, also, likely result in a commitment of our time and resources in order to protect these rights through litigation or otherwise.  One or more adverse judgments with respect to these intellectual property rights could negatively impact our ability to compete and could materially affect our business, results of operations, financial condition or cash flows.

Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the trademarks, patents, and proprietary rights of others.

Our success depends at least in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents and proprietary rights of others.  We cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate the rights of others.

Many companies have utilized intellectual property litigation as a way to gain a competitive advantage.  For these and other reasons, third parties may allege that our services or activities infringe, misappropriate or otherwise violate their trademark, patent or other proprietary rights.  Defending against allegations and litigation could be expensive, take significant time, divert management’s attention from other business concerns and delay getting our services into the markets.  If we are found to be infringing, misappropriating or otherwise violating third party trademark, patent or other proprietary rights, we may need to obtain a license, which may not be available in commercially reasonable terms or at all, or redesign or rebrand our services, which may not be possible.  We may also be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain services or engaging in certain activities.

Our inability to operate our business without infringing, misappropriating or otherwise violating the trademarks, patents and proprietary rights of others could have a material adverse effect on our business, financial condition and results of operations.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We depend on strategic marketing relationships.

We expect our future marketing efforts to focus in part on developing business relationships with companies that seek to augment their businesses by offering our services to their customers. Our inability to enter into and retain strategic relationships or the inability of such companies to effectively market our services, could materially and adversely affect our business, operating results and financial condition.

Our information systems and websites may be susceptible to cybersecurity breaches and other risks.

We have information systems that support our business, including service development, marketing, sales, finance and intracompany communications.  These systems may be susceptible to outages due to fire, floods, power loss, telecommunication failures, break-in and other events.  Additionally, our systems may be vulnerable to cybersecurity breaches such as computer viruses, break-in and similar disruptions from unauthorized tampering.  The occurrence of these or other events could disrupt or damage our information systems and adversely affect our business and results of operations.

We are subject to payment method-related risks.

We accept payments using a variety of methods, including all major credit cards, debit cards and Union pay credit cards that are used in the China market.  In the future, we may increase the variety of payment methods accepted on our website.  As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and incidents of fraud.  For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins.

We rely on third party online payment processors and any disruption of these services could adversely affect our business and results of operations.

We rely on third party online payment processors to provide payment processing services, including the processing of credit and debit cards.  Our consumers can purchase the Tour Packages through all major online payment systems.  Our revenues and operations could be disrupted if online payment system operators become unwilling or unable to provide payment processing services.  Moreover, the third-party online payment processors could fail to obtain, maintain or renew their required qualifications, which could result in disruption of services.  We may incur additional costs as we seek alternative payment processing service providers.

If Internet search engines’ ranking methodologies are modified or our search result page does not receive a high ranking, our potential customers may have difficulty identifying us, which could adversely affect our results of operations.
We depend in part, on Internet companies, such as Yahoo and Google, to direct traffic to our websites. Our ability to increase the number of visitors directed to our websites is not entirely within our control. Our competitors' search engine optimization efforts could result in their websites receiving a higher search result page ranking than ours, or Internet companies could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our websites on the search result page for tour booking websites. If Internet companies modify their search algorithms in ways that are detrimental to our websites search results pages or in ways that make it harder for consumers to find our websites, our overall growth in user traffic could be halted.  Any reduction in the number of visitors directed to our websites could harm our business, financial condition and results of operations.

New or existing regulations may expose us to liability and costly changes in our business operations and could reduce customer demands for our services.

In addition to tax laws, we are subject to various consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices, as well as laws governing businesses, the Internet and e-commerce.  Additional laws may be adopted with respect to the Internet and online sales, the effect of which is uncertain.  Additionally, as we begin conducting business in other parts of Asia and Canada, we will be required to comply with foreign laws, which may be materially different than U.S. laws.  Any such foreign law or the interpretation or application of existing laws to the Internet or other online services, may have a material adverse effect on our business, financial condition and results of operations, i.e., impeding the growth of the Internet, subjecting us to fines, penalties, damages or other liabilities that would require costly changes to our business operations and practices and reduce customer demands for our services.  We do not maintain insurance coverage to cover these types of claims or liabilities that may arise as a result of such laws or changes in laws.

Risks Relating to Doing Business Internationally

Because our headquarters are located outside of the U.S. and our some of our services will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Foreign economic downturns may affect our results of operations in the future.  Additionally, other facts relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes;
•	the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;
•	difficulties in enforcing our intellectual property rights;
•	changes in, or impositions of, legislative or regulatory requirements on Internet businesses and companies, including limitations on our ability to directly own or control key assets such as the www.myinfinitytravel.com website;
•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and expert control laws;
•	restrictions on transfers of funds and assets between jurisdictions; and
•	geo-political instability.

As we continue to operate our business globally, our success will depend in part, on our ability to anticipate and effectively manage these risks.  The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Additionally, we operate under tax holidays and favorable tax incentives and rates.  These tax holidays and incentives require us to meet certain minimum employment and investment criteria or thresholds in certain jurisdictions.  We cannot assure you that we will be able to meet these criteria or thresholds or realize any net tax benefits from these tax holidays or incentives.  If any of our tax holidays or incentives are terminated, our business, financial condition and results of operations could be materially adversely affected.

We are controlled by persons who reside outside of the United States; and it is possible (but not forseen) that we will enter a business combination with a foreign entity and will, therefore, be subject to risks and taxes that are currently unknown.

If we enter into a business combination with a foreign entity, it will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, unstable local tax policies and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions and in other respects.  Also, control of the Company is held by individuals who are not residents of the United States and are located outside, which could significantly reduce the ability of shareholders to seek or enforce legal remedies against the Company.

Presently, we have no intention to enter into any such business combination.  Therefore, no inference should be drawn from this risk factor that any such intention exists.

If the international tour industry does not grow, our revenues and business prospects could be adversely affected.

Our business prospects depend on the continuing development and expansion of the international tour industry, which in turn depends upon the growth of the world-wide economy. We cannot be assured that the international tour industry will continue to grow.  Growth is affected by numerous factors, such as regulatory changes, public perception of and receptiveness towards international vacations, customers’ experience in online travel and booking, technological innovations, development of Internet and Internet-based services, and the macroeconomic environment. If the international travel tour industry does not continue to grow, our business prospects could be adversely affected.

We face substantial political risks associated with doing business in Taiwan, particularly due to domestic political events and the tense relationship between the Republic of China and the People’s Republic of China that could negatively affect the value of your investment.

Our principal executive office and substantially all of our assets are located in Taiwan.  In addition, substantially all of our revenues are derived from our operations in Taiwan.  Accordingly, our business, financial condition and results of operations and the market price of our common shares may be affected by changes in Republic of China governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan.

 For example, in 2006 a mass movement formed calling for the resignation of the president of Taiwan over a series of alleged corruption scandals and staged dramatic protests.  In addition, Taiwan has a unique international political status.  Since 1949, Taiwan and mainland China have been separately governed.  The People’s Republic of China or PRC, claims that it is the sole government to China and that Taiwan is part of China.  Although significant economic and cultural relations have been established during recent years between the Republic of China and the PRC, relations have often been strained.  The PRC government has refused to renounce the use of military force to gain control over Taiwan.  Furthermore, the PRC government passed an Anti-Secession Law in March 2005, which authorizes non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC.  In February 2006, the president of Taiwan ceased activities in the country’s National Unification Council, a committee established to assist Taiwan in its efforts to reunite with the PRC.  Such cessation is commonly viewed as having a detrimental effect on relations between the two countries.  Past developments in relations between the Republic of China and the PRC have on occasion depressed the market prices of the securities of the companies in the Republic of China.  Relations between the Republic of China and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations, as well as the market price and the liquidity of other securities.

Adverse changes in the political and economic policies of the PRC could have a material and adverse effect on the overall economic growth of China, Hong Kong and Macau, which could reduce the demand for our services and materially and adversely affect our competitive position.

Some of our business operations are governed by the PRC.  Accordingly, some of our business, financial condition and prospects are subject to economic, political and legal developments in China, Hong Kong and Macau.  Although the economy is no longer a planned economy, the PRC government continues to exercise significant control over its economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.  Such government involvements have been instrumental in its significant growth in the past 30 years.

In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating economic growth.  If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate, strategy or results of operations could be adversely affected.

We are subject to periodic fluctuations in foreign currency exchange rates which could result in decreased gross margins and could cause reported financial results to vary significantly from period to period.

Net sales to non-affiliates generated from outside of the U.S. expose us to currency exchange rate fluctuations.  Our risk exposure from these sales is primarily related to the Renminbi (Chinese Yuan) and Hong Kong Dollar.  Although our sales agents in Asia will sell the Tour Packages in Renminbi (Chinese Yuan) and the Hong Kong Dollar, because our online sales (www.myinfinitytravel.com) are denominated in the U.S. dollar, if competitors sell to our customers in a different currency than the U.S. dollar, we are subject to the risk that our competitors’ services will be less expensive than our services, due to exchange rate effects.  Accordingly, this could decrease our gross margins and have an adverse impact on our business, financial condition and results of operation.

Additionally, a substantial portion of operating costs at our non-U.S. facility are incurred in foreign currencies, principally, the Renminbi (Chinese Yuan) and Hong Kong Dollar.  Unfavorable exchange rate fluctuations in any or all of these currencies may adversely affect the cost of our operating expenditures.

International operations expose us to currency exchange and repatriation risks and we cannot predict the effect of future exchange rate fluctuations on our business and operating results.

We have operations outside of the United States, mainly in Canada and Asia.  Accordingly, we have currency fluctuation exposure arising from sales denominated in foreign currencies, as well as intercompany transactions.

For example, an increase in our sales and operations in Asia will result in a larger portion of our net sales and expenditures being denominated in RMB or the Hong Kong Dollar.  In that regard, the Chinese government controls the procedures by which RMB is converted into other currencies, and conversion of RMB generally requires government consent.  As a result, RMB may not be freely convertible into other currencies at all times.  If the Chinese government institutes changes in currency conversion procedures, or imposes restrictions on currency conversion, those actions may negatively impact our operations and could reduce our operating results.  In addition, significant fluctuations in the exchange rate between RMB, Hong Kong dollar and U.S. dollars may adversely affect our expenses and results of operations as well as the value of our assets and liabilities.  If we decide to repatriate funds from our operations, we will be required to comply with the procedures and regulations applicable to the Greater China area in which we operate.  Any changes to these procedures and regulations, or our failure to comply with those procedures and regulations, could prevent us from repatriating funds from our Chinese sales, these funds could be subject to U.S. corporate income tax.

In addition, our international operations expose us to currency fluctuations as we translate the financial statements of our foreign operations to the U.S. dollar.  Although the effect of currency fluctuations on our financial statements has not generally been material in the past, there can be no assurance that the effect of currency fluctuations will not be material in the future.

Because the Company’s headquarters are located outside of the United States, U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the U.S.  Consequently, it may be difficult for investors to effect service of process in the U.S. and to enforce judgments obtained in U.S. courts.  Additionally, as most of our assets will be located in Taiwan, it may be difficult or impossible for U.S. investors to collect a judgment against us.  Any judgment obtained in the U.S. against us may not be enforceable.

Because our officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any liabilities against them.

If an event occurs that gives rise to any liability, shareholders will likely have difficulty in enforcing such liabilities because our officers and directors reside outside of the United States.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where their assets are located.  Accordingly, it may be difficult to enforce any liabilities against our officers and directors.

Contract drafting, interpretation and enforcement in Greater China involve significant uncertainties.

We have entered into contracts governed by Chinese law, many of which are material to our foreign business operations.  As compared with contracts in the United States, contracts governed by Chinese law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations.  As a result, contracts in the Greater China area are highly susceptible to disputes and legal challenges.  In addition, contract interpretation and enforcement in the Greater China area is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties.  Therefore, we cannot assure you that we will prevail.  Any dispute involving such contracts, even if without merit, may materially adversely affect our reputation and business operations in the Greater China area.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. This would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%.  Under the EIT Law and its implementing rules, dividends that may be paid to us from our Subsidiary would be deemed as “qualified investment income between resident enterprises” and, therefore, qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends that we may pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax.

Ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends that may be paid to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the possible future transfer of their shares of common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments, their officials and political parties by U.S. persons and issuers (as defined by the statute) for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We may have agreements with third parties and may make sales in the Greater China area, which may experience corruption.  Activities in the Greater China area may create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of our company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of the Company may engage in conduct for which we might be held responsible.  Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions including personal liability for management.  In addition, we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.  The government may also seek to hold the Company liable for successor liability FCPA violations committed by companies in which we may invest or acquire.

Uncertainties with respect to the PRC legal system could adversely affect the Company and its results of operations.

Our operations in Hong Kong are governed by PRC laws and regulations. Our Subsidiary is subject to the laws applicable to the PRC, foreign investments and, in particular, those applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations that may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all), which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our Subsidiary, we may make loans to our Subsidiary, or we may make additional capital contributions to our Subsidiary.

Any loans to our Subsidiary and the repayments thereof, are subject to PRC regulations. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

Furthermore, SAFE promulgated Circular 59 on November 19, 2010, requiring the governmental authority to closely examine the authenticity of settlement of net proceeds from offshore offerings. In particular, any net proceeds settled from offshore offerings must be applied in the manner described in the offering documents.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 142, Circular 59 and Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our Subsidiary by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our Subsidiary. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Our business may be materially and adversely affected if our Subsidiary declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment (effective December 17, 2012) and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors (effective May 13, 2013), if our Subsidiary undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

We rely on contractual arrangements with various agents for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits

We rely on and expect to continue to rely on our Subsidiary’s contractual and other arrangements and relationships with various entities, to assist us in our business operations.  These arrangements and relationships are not absolutely effective in providing us with control over operations or in enabling us to derive economic benefits from the operations of those entities.  Under the anticipated contractual arrangements, as a legal matter, if any of those entities fail to perform its obligations, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies, including seeking specific performance, injunctive relief and claiming damages, which we cannot assure will be effective.

In addition, if any of the various entities or all or part if their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations.  If any of the various entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially affect our business and our ability to generate revenues.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to spend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation, which could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to spend significant resources to investigate such allegations and defend the Company. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless. Even if such allegations are groundless, this situation may be a major distraction to our management.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the services that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

USE OF PROCEEDS

This offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.00. The following table sets forth use of proceeds assuming the sale of 100%, 75%, 50%, and 25%, respectively, of the shares offered for sale by the Company.

Application of Proceeds	If 100%	% of Total
Total Offering Proceeds	$($200,000)
Offering Expenses:
Accounting	10,000	5.0
Legal and professional	6,000	3.0
Printing	1,000	.5
Transfer Agent	1,750	.9
Total Offering Expenses	$18,750	9.4

Use of Net Proceeds:
Reporting and compliance(1)	$18,750	9.4

Business Development:
-Personnel Recruiting	28,900	14.5
-Advertising & Marketing	65,025	32.5
-Technology development cost (website & accounting software)	50,575	25.2
-Purchase of fixed assets (computer, office equipment, and furniture & fixtures)	15,000	7.5
Total Business Development:	$159,500	79.7

Administrative Expenses	3,000	1.5
Total use of Net Proceeds	$181,250	90.6

Total use of Proceeds	$200,000	100.0

Application of Proceeds	If 75%	% of Total
Total Offering Proceeds	$($150,000)
Offering Expenses:
Accounting	10,000	6.7
Legal and professional	6,000	4.0
Printing	1,000	.7
Transfer Agent	1,750	1.1
Total Offering Expenses	$18,750	12.5

Use of Net Proceeds:
Reporting and compliance(1)	$18,750	12.5

Business Development
-Personnel Recruiting	18,900	12.6
-Advertising & Marketing	42,525	28.3
-Technology development cost (website & accounting software)	33,075	22.0
-Purchased of fixed assets (computer, office equipment, furniture & fixtures)	15,000	10.0
Total Business Development:	$109,500	73.0

Administrative Expenses	3,000	2.0
Total Use of Net Proceeds	$131,250	87.5

Total use of proceeds	$150,000	100.0

Application of Proceeds	If 50%	% of Total
Total Offering Proceeds	$($100,000)
Offering Expenses:
Accounting	10,000	10.0
Legal and Professional	6,000	6.0
Printing	1,000	1.0
Transfer Agent	1,750	1.75
Total Offering Expenses	$18,750	18.75

Use of Net Proceeds:
Reporting and compliance(1)	18,750	18.75

Business Development
-Personal Recruiting	8,900	8.9
-Advertising & Marketing	20,025	20.0
-Technology development cost (website & accounting software)	15,575	15.6
-Purchased of fixed assets (computer, office equipment, furniture & fixtures)	15,000	15.0
Total Business Development:	$59,500	59.5

Administrative Expenses	$3,000	3.0
Total Use of Net Proceeds	$81,250	81.25

Total Use of Proceeds	$100,000	100.0

Application of Proceeds	If 25%	% of Total
Total Offering Proceeds	$($50,000)
Offering Expenses:
Accounting	10,000	20.0
Legal and professional fees	6,000	12.0
Printing	1,000	2.0
Transfer Agent	1,750	3.5
Total Offering Expenses	$18,750	37.5

Use of Net Proceeds:
Reporting and compliance(1)	$18,750	37.5

Business development		.
-Personal Recruiting	0	0
-Advertising & Market	0	0
-Technology development cost (website & accounting software)	0	0
-Purchase of fixed assets (computer, office equipment, and furniture & fixtures)	10,000	20.0
Total Business Development:	$10,000	20.0

Administrative Expenses	2,500	5.0
Total Use of Net Proceeds	$31,250	62.5

Total Use of Proceeds	$50,000	100

Note:
(1)	Estimated expense related to compliance with reporting requirements pursuant to the Securities Exchange Act of 1934.

The foregoing purposes represent our best estimate of the allocation of the gross proceeds from this offering based upon the current state of our business operations, current plans, and the current economic and industry conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, our competition and the other factors described in the section entitled “RISK FACTORS”.

We planned our progress based on raising $200,000 from this offering. We have taken careful consideration to determine that $200,000 is the amount we need to sustain our operations for the next 12 months.  In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.  Those options include the private placement of our securities and loans from third parties and/or Ta-Chih Kuo, our president, treasurer and a member of our board of directors. Any interruption in our business will greatly reduce our chances for success.

We reserve the right to change the use of these proceeds as a result of the need for more working capital. We may determine that we need more working capital in order to implement the growth strategy and operations set forth herein. The reallocation of any funds may necessitate an additional sale of our equity securities. There are no assurances that we will be able to raise additional capital from any institution or individual investors.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered factors such as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering. The net book value of our shares on June 30, 2015 was ($31,875).

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (25,000 shares), 657,087 shares then outstanding, will be approximately ($0.001) per share. If 50% of the offered shares are sold (50,000 shares), the net tangible book value of the 682,087 shares then outstanding will be approximately $0.072 per share.  If 75% of the offered shares are sold (75,000 shares), the net tangible book value of the 707,087 shares then outstanding will be approximately $0.141 per share. If 100% of the offered shares are sold (100,000 shares), the net tangible book value of the 732,087 shares then outstanding will be approximately $0.204 per share.

Existing Shareholders Per Share Dilution based on:	25% Offering	50% Offering	75% Offering	100% Offering
Net tangible book value before the offering	($31,875)	($31,875)	($31,875)	($31,875)
Net tangible book value per share before the offering	($0.050)	($0.050)	($0.050)	($0.050)
Net tangible book value after the offering	($625)	$49,375	$99,375	$149,375
Net tangible book value per share after the offering	($0.001)	$0.072	$0.141	$0.204
Net increase in tangible book value per share to original shareholders	$0.049	$0.123	$0.191	$0.254
Number of shares outstanding before offering	632,087	632,087	632,087	632,087
Number of shares after offering held by existing shareholders	632,087	632,087	632,087	632,087
Original percent of ownership after offering	0.94%	0.92%	0.89%	0.86%

Purchasers Per Share Dilution and Ownership of Shares in this offering:
Price per share	$2.00	$2.00	$2.00	$2.00
Gross Capital Contributions	$50,000	$100,000	$150,000	$200,000
Net capital contributions	$31,250	$81,250	$131,250	$181,250
Decrease Percentage in investment to new shareholders	100%	96%	93%	90%
Dilution per share to new shareholders	$2.001	$1.928	$1.859	$1.796
Number of shares after offering held by public investors	25,000	50,000	75,000	100,000
Percentage of ownership of new shareholders after offering	3.8%	7.3%	10.6%	13.7%

PLAN OF DISTRIBUTION

Offering will be sold by Ta-Chih Kuo, our president, treasurer and a member of our board of directors

This is a self-underwritten offering. This prospectus permits Ta-Chih Kuo, our president, treasurer and a member of our board of directors, to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Ta-Chih Kuo, our president, treasurer and a member of our board of directors, will sell the shares and intends to offer them to friends, family members and acquaintances.

Neither Ta-Chih Kuo nor any of his affiliates will purchase any shares of our common stock in this offering.

Terms of the Offering

The Company is offering 100,000 shares of its common stock at a price of $2.00 per share.  This is the initial offering of our common stock, and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten” best-efforts basis directly by our president, treasurer and a member of our board of directors.  The shares will be offered at a fixed price of $2.00 per share for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part.  There is no minimum number of shares required to be purchased by an investor.  Mr. Kuo intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to Mr. Kuo.  There can be no assurance that all, or any, of the shares offered will be sold.  Funds from this offering will be deposited into our corporate bank account.  Investors’ subscriptions will be deposited in the Company’s bank account in our name.  As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments.  Investors do not have the right to withdraw invested funds.  For more information, see the section titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

Our officers, directors and their affiliates will not purchase any shares in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 100,000 shares is completed or (ii) two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part. We will not extend the offering period beyond two hundred seventy (270) days from that effective date.

We may not sell all 100,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 100,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 100,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased may not be enough to pay the costs of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. If we were to enter into such arrangements, we will file a post-effective amendment to this prospectus to disclose those arrangements, because any broker-dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus.

Deposit of Offering Proceeds

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be released to us immediately and deposited into the Company’s general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached as Exhibit 10.4 to the registration statement of which this prospectus is a part) and sending it together with payment in full to “Infinity (Int’l) Travel Holdings Inc.” All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

There is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber’s subscription, we will cause to be prepared and sent to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold, unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the offering of 100,000 shares of our common stock.

Currently, our authorized capital stock consists of 750,000 shares of common stock with a par value $0.10 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors;
•	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	Are entitled to one vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our officers and directors will own at least approximately 47.9% of the outstanding shares of our common stock.

Voting By Any Subsidiary

Pursuant to Article IX Section 6 of our Bylaws, our shares owned by a subsidiary shall not be entitled to vote on any matter.  For these purposes, a subsidiary is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

Currently, we have one subsidiary.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception (August 6, 2014) to December 31, 2014, included in this prospectus has been audited by KCCW Accountancy Corp., Certified Public Accountants, PCAOB Registered Auditor, 22632 Golden Springs Drive, Suite 230, Diamond Bar, California 91765.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618 is counsel for the Company who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Stepp Law Corporation has a direct or indirect interest in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

General Information

We were incorporated in the State of Nevada on August 6, 2014.  Our fiscal year end is December 31.  The Company’s administrative address is 8F., No.86, Sanguang Rd., Jhongli Dist., Taoyuan City, 320, Taiwan (Republic of China).  Since the date of inception (August 6, 2014), our activities have been primarily developmental, i.e., forming the Company, acquiring our Subsidiary and implementing our business plan.  Our business will be conducted primarily through our Subsidiary.

Neither we nor our Subsidiary has been a party to any bankruptcy, receivership or similar proceeding or has undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We are a development stage company and have yet to commence planned operations to any significant measure. As of the date of this prospectus, we, have had only limited start-up operations and have not generated revenues.  We have accumulated losses in the amount of $156,927 as of June 30, 2015.  We will not be profitable until we derive sufficient revenues and cash flows from sales of the Tour Packages. We believe that, if we obtain the proceeds from this offering, we will be able to conduct business pursuant to our business plan for the next twelve months.

Our current management is comprised of Ta-Chih Kuo (also known as “Kevin”), our president, treasurer and a member of our board of directors; Fui Cheung (also known as “Steven”), our chief executive officer, vice president and a member of our board of directors; Hoi Ming Chau (also known as “Eric”), our secretary and a member of our board of directors; Ting On Cheung, a member of our board of directors; and Vian S. Cheung, a member of our board of directors.

As of the date of this prospectus, we have not sold any of the Tour Packages nor have we generated any revenue from operations.

Services

Our principal business is in developing, promoting and executing themed tour packages.  We strive to become one of the largest internationally themed tour package providers, initially focusing on travel destinations in Canada, Asia and the United States.  We have developed tour packages for destinations in Canada.  These tour packages will primarily be sold to individuals and businesses in the Greater China area, such as Hong Kong, Taiwan, Macau and Zhuhai (the “Canada Tour Packages”).  We anticipate that ten to fifteen themed tour packages will be sold for destinations in Canada, however, to-date, no tour packages have been sold.  Also, we have developed tour packages for destinations in Asia, including, Hong Kong, mainland China, Thailand and Malaysia.  These tour packages will primarily be sold to individuals and businesses in Canada and the United States.  Fifteen themed tour packages have been developed for destinations in Asia, however, to-date, no tour packages have been sold.  Upon receipt of additional funding, we will begin to develop tour packages for destinations in the United States.  At this time, we do not have a definite date when such funding will be received.

Infinity (Int’l) Travel Holdings Limited, a Hong Kong corporation, was incorporated in Hong Kong on July 18, 2014.  Its operations are based in Hong Kong.  On December 22, 2014, the Company and Infinity (Int’l) Travel Holdings Limited entered into an Investment Agreement, effective March 20, 2015, whereby the Company purchased and acquired 500,000 shares of capital stock of Infinity (Int’l) Travel Holdings Limited for a purchase price of $98,323.52, which are all of the issued and outstanding shares of that capital stock.  As a result Infinity (Int’l) Travel Holdings Limited became a wholly-owned subsidiary of the Company.  A copy of that Investment Agreement is attached as Exhibit 2.1 to that registration statement of which this prospectus is a part.

Our Subsidiary researches trends and demands for themed-tour vacation packages and develops our themed tour packages.  Such themes include, but are not limited to, golf, ski and winter sports, wine and vineyard, fishing and lake, wellness and spa, eco-tourism and outdoor wilderness vacation tours.  Also, our Subsidiary negotiates and enters into relationships with travel professionals to promote, market and sell the Tour Packages.

Tour Guides

The ecological, geological and cultural related tours in Asia ( particularly, in Hong Kong) will be guided by licensed tour guides that are certified through Hong Kong Ecotourism & Travels Professional Training Center in Hong Kong.  Hong Kong Ecotourism & Travels Professional Training Center is owned by HKTraveler.com Ltd., a Hong Kong limited corporation.  Ecotourism & Travels Professional Training Center is one of the largest outdoor ecological, geological and cultural tour guide training institutions in Hong Kong and, currently, has more than 100 professional tour guides and qualified instructors.

The tours in Canada will be conducted by Canada Infinity Tour Services, Inc., a Canadian corporation.

To date, we have not identified who will be conducting the tours in the United States.

Agreements

On April 1, 2015, our Subsidiary entered into a three-year sales agency agreement with Eco Travel Limited, a Hong Kong limited corporation, a licensed tour operator in Hong Kong.  Pursuant to that sales agency agreement, our Subsidiary authorizes Eco Travel Limited the right to promote and sell the Canada Tour Packages in Hong Kong, Macau and Mainland China (the “Eco Agency Agreement”).  Exhibit A to the Eco Agency Agreement lists the name, type and prices of each themed tour that Eco Travel Limited is permitted to promote and sell.  A copy of the Eco Agency Agreement is attached as Exhibit 10.5 to that registration statement of which this prospectus is a part.

Eco Travel Limited is a wholly-owned subsidiary of HKTraveler.com LTD.  Tsang Tung Mui, wife of Fui Cheung, our chief executive officer, vice president and a member of our board of directors, holds 28% of the outstanding capital stock of HKTraveler.com LTD.  Additionally, NG Wai Man, wife of Dr. Ting On Cheung, a member of our board of directors, holds 8% of the outstanding capital stock of HKTraveler.com LTD.

On April 1, 2015, our Subsidiary entered into a three-year co-operative agreement with Canada Infinity Tour Services Inc., a Canada corporation, whereby Canada Infinity Tour Services Inc. agrees to provide local transportation and tour guiding services (i.e., licensed tour guides) for the Canada Tour Packages (the “Canada Co-Operative Agreement”).  A copy of the Canada Co-Operative Agreement is attached as Exhibit 10.6 to that registration statement of which this prospectus is a part.

Fui Cheung, our chief executive officer, vice president and a member of our board of directors, is the President of Canada Infinity Tour Services Inc.  Additionally, Mr. Cheung holds 94% of the outstanding capital stock of Canada Infinity Tour Services Inc.

On July 1, 2015, our Subsidiary entered into a two-year sales agency agreement with Zhuhai Toe Tour Co., Ltd, a Guangdong Province corporation.  Pursuant to that agreement, our Subsidiary authorizes Zhuhai Toe Tour the right to promote and sell the Canada Tour Packages in Zhuhal, China (the “Zhuhai Agency Agreement”).  The Zhuhai Agency Agreement will automatically continue for a period of 2 years, unless either party gives notice to the contrary.  A copy of the Zhuhai Agency Agreement is attached as Exhibit 10.7 to that registration statement of which this prospectus is a part.

Additionally, Fui Cheung, our chief executive officer, vice president and a member of our board of directors and Dr. Ting On Cheung, a member of our board of directors, have established a network of tour guides in Hong Kong and China with whom they will continue to seek relationships.  Other than the foregoing, at this time, no other websites or companies have been engaged, negotiated with, or contracted to participate in operations with the Company.

Revenues

We anticipate that we will receive revenue from the sale of the Tour Packages.  Initially, the Tour Packages will be primarily sold through our online platform www.myinfinitytravel.com, which is operated by our Subsidiary.  The cost of each Tour Package will vary, depending on a number of factors including, the type (theme) of the Tour Package, the number of days that the customer will be touring and the destination of the tour.  Additionally, the costs of Tour Packages are determined by analyzing the costs of hotels, tour guide fees, ground transportation fees and online marketing expenses.  For example, bird watching and national park eco-tours in Western Canada will range from $2,322 to $2,774.  Wine and vineyard tours in Western Canada will range from $3,400 to $4,000 and wellness and spa packages in Western Canada will range from $2,650 to $3,100.

As of the date of this prospectus, we have not sold any tour packages nor have we generated any revenue from operations.  Our operations to date have been devoted primarily to development activities, i.e, forming the Company, acquiring our Subsidiary, and implementing our business plan.

Industry Analysis and Competition

The tour and travel industry is rapidly expanding.  We participate in an intensely competitive market.  Our competition includes online and offline travel companies that target leisure and corporate travelers, including tour operators, travel agencies, travel supplier websites and their call centers, consolidators and wholesalers of travel products and services, mobile travel applications, social media websites, as well as traditional consumer ecommerce and group buying websites.  In some cases, competitors offer favorable terms and improved interfaces to travelers, which make competition increasingly difficult.  We also face competition for customer traffic on Internet search engines and metasearch websites, which impacts our customer acquisition and marketing costs.  Other competitive factors that may affect our business are:

•	increase in the number of competitors: other companies may follow our business model of offering similar themed tour package opportunities, which will reduce our competitive edge; and

•	price: our competitors may be offering similar services at a lower price, forcing us to lower our prices and possibly offer our services at a loss.

We believe that maintaining and enhancing our brand beyond those of our competitors is a critical component in our effort to compete.  We focus on the quality of our tour packages and customer satisfaction.  Our research efforts include analyzing the travel trends and demands of our potential customers.  We understand that providing quality service that satisfies a need and giving good customer service are keys to success.  By focusing on satisfying customer needs, providing great customer service and maintaining the diversification of the Tour Packages, we will help distinguish our brands from our competitors.

For example, one of our competitors, Hunan Eco-Tourism, a large eco-tourism agency in China, is not as diversified with respect to its destinations and types of tours.  Hunan Eco-Tourism mainly offers tours in the Greater China area (it does not operate internationally) and it does not offer as large of a variety of themed tours as the Company.  Furthermore, many of our competitors offer mass tourism whereas, we offer smaller, more intimate tour size groups.  Additionally, other competitors such as www.intrepidtravel.com have not targeted the Chinese market and only offer their website in English, which may be act as a language barrier for potential customers in the Greater China area.

 Accordingly, we believe that enhancing our brands through our international diversification of themed-based tourism packages will help differentiate our brands from our competitors and be a critical component in our efforts to compete.

Delineation of the Market Area, Identification of Target Markets & Distribution

We strive to become one of the largest internationally themed tour package providers, initially focusing on travel destinations in Canada, Asia and the United States.  By marketing our services to these target markets, we may obtain enough market shares to sustain our operation and be profitable.

Broadly, the Tour Packages target online global travel.  However, our research has found that our theme-based tour packages satisfy the needs of more specific market groups including:

•	Businesses. We believe there is a potential market for our services in the business community. Our research has found there is an increasing trend for businesses to organize various types of incentive-based trips in order to motivate productivity. Additionally, we plan to target businesses by integrating learning experiences for their employees, such as conferences and training workshops.

•	Wedding Ceremonies and Parties. About 10 million couples get married in China every year and over $250 billion dollars are spent on weddings and ceremonies. We plan to promote wedding service packages that will include wedding venues and service arrangements, photography and other tailor-made activities. We hope to provide our customers with an all-inclusive service that will help make their wedding celebrations a memorable experience.

•	Graduating Youth. We believe there is a greater emphasis on graduation trips for both international and domestic students. Accordingly, we believe graduating youth will be attracted to our adventure tour packages, such as skiing and winters sport packages, summer lake packages and outdoor national park tours.

We have developed Tour Packages for destinations in Canada.  These Tour Packages will be primarily sold to individuals and businesses in the Greater China area, such as Hong Kong, Taiwan, Macau and Zhuhai.  We have developed Tour Packages for destinations in Asia, including Hong Kong, mainland China, Thailand and Malaysia.  These Tour Packages will be primarily sold to individuals and businesses in Canada and the United States.  Upon receipt of additional funding, we will begin to develop tour packages for destinations in the United States.  At this time, we do not have a definite date when such funding will be received.

We believe that enhancing our brands through international diversification of themed-based tour packages will help distinguish our brands from our competitors and be a critical component in our efforts to compete.  We will generate awareness of our brands and sales leads for our services through print and web-based advertising and consumer events, such as travel trade shows in the Greater China area.  Initially, we plan to focus our efforts of distribution through online sales directly to consumers. With our limited resources, the cost efficiencies involved in online sales is our targeted method for the distribution of our services.

Websites & Online Marketing

We believe that the users of global travel spending are people who are familiar with the Internet and can navigate through online booking websites, as well as general web browsing.  We intend that these users will be our largest prospective customers and, thus, most of our marketing budget and efforts will go towards online marketing.

We believe that building a website to present and market our products is the most cost-effective way to gain customers.  The Company has secured an online platform www.myinfinitytravel.com that was launched in March 2015.  Initially, the Tour Packages will be sold through www.myinfinitytravel.com .

The Company has also secured an online website www.yo-travel.com that will be launched in December 2015 and is used solely to promote the Tour Packages to the Greater China markets.  www.yo-travel.com targets potential customers in the Greater China area by providing information about the Tour Packages and their destinations in Chinese.  This website does not allow for the sale of Tour Packages, but, rather, redirects all potential customers to www.myinfinitytravel.com for the sale of a tour package.

Both websites are operated by our Subsidiary.  Vian S. Cheung is a member of our board of directors and manager of the marketing team of our Subsidiary who manages the operations of those websites.  A portion of the funds raised by this offering (see “USE OF PROCEEDS”) will go toward additional development of our websites.

Third Party Websites

Search engine optimization methods, as well as online advertising and cross-promotional links with travel agency sites, will allow us to reach a significant number of global prospective customers.  We plan to utilize third party websites such as www.elong.com, www.ctrip.com, www.qunar.com and www.ly.com to promote the Tour Packages to the Chinese markets.  These websites are in the business of promoting hotels, flights, tickets, tour packages and similar products.  We recognize third party websites, such as these, may also be our competitors, however, because of our ability to distinguish ourselves from other travel companies through our diversity, these third party websites are more beneficial as a marketing resource, assisting us in promoting the Tour Packages, than as a threat to the Company.  To date, we have not entered into any agreements with any third party websites.

Third Party Sales Agents

We believe there is a large demand for in-person customer service.  Accordingly, our marketing team is currently researching and identifying target travel agents in Canada, Asia and the United States to act as distributers of the Tour Packages.  The benefits of working with travel agents include:

•	assisting our customers in their travels, including, but not limited to, the booking of flights;
•	promotion of our tour packages;
•	in-person interaction with our customers;
•	existing customers base that those travel agents may possess; and
•	by utilizing those travel agents’ marketing resources and already established customers, our marketing costs may decrease.

Print Media

We believe that to properly brand our products, a print media campaign will have to be utilized. The disadvantage of this method of marketing and branding is the relative high cost compared to online marketing.

Our print media advertising will be monitored closely and managed as efficiently as possible, and publications will be carefully selected.  In an effort to enhance our exposure and bring updated news to our customers in the Greater China area, we plan to send out business newsletters, leaflets, newspapers, magazines and brochures.

With the costs associated with the creation of print media advertisements, print media can be quite expensive for the Company. We have done the necessary due diligence regarding this marketing method and plan to utilize this method when we can afford it.

Initially, we plan to utilize our websites as the main source for marketing the Tour Packages. There may not be enough revenue from sales generated on our website to fund the future marketing efforts. The use of print media and participation in consumer events are considered to be part of our long-term strategy, so they depend partially or fully on future financing and, therefore, may not occur.

Consumer Events

We, also, plan to utilize travel tradeshows in the Greater China area and other consumer events to promote our services and brands. Similar to print media, these events are relatively expensive compared to online marketing. Significant competitors in the travel industry use these events for new service releases and service branding.  We have done the necessary due diligence regarding this marketing method and plan to utilize this method when we can afford it.

China Business Laws

General

In China, we are required to register as a private enterprise.  A private enterprise is one which is privately funded, that is not state funded.  We intend to register as soon as we complete our public offering.  The registration fee is 0.1% of our capital or $0.01, however, there is a minimum fee of 50 RMB.  We will pay the minimum fee upon completion of our public offering.

China passed the New Enterprise Income Tax Law (“EIT Law”) and its implementing rules, both of which became effective on January 1, 2008, and applies to both resident enterprises and non-resident enterprises.  Pursuant to the EIT Law, a resident enterprise is an enterprise that is (i) legally established within China or (ii) which has been established according to the laws of a foreign jurisdiction, but whose effective management is in China.  Whereas, a non-resident enterprise is an enterprise which is (i) legally established according to the laws of a foreign jurisdiction but has institutions or management set-up in China or (ii) which have income originating from China without setting up any formal Chinese institution or establishment.  Accordingly, if an enterprise falls within any of these categories, it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes.

A circular issued by the State Administration of Taxation on April 22, 2009, regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the circular specified above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises.

Therefore, although our management is currently located in Hong Kong and Taiwan, it remains unclear whether the PRC tax authorities would require or permit our overseas registered entity to be treated as a PRC resident enterprise.  If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income would be subject to PRC enterprise income tax at a rate of 25%. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

The majority of our revenues will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The Chinese laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  Because of the legal uncertainties and because the majority of our assets may be located in the People’s Republic of China (the “PRC”), it may be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.   Further, in considering whether to enforce a foreign judgment in China, the court considers whether the judgment violates basic principles of the law of the PRC, its social interests, and ascertains that foreign judgment has validity.  If the court is not satisfied with the foregoing, the matter is referred back to the jurisdiction that rendered the judgment. The cost and likelihood of successfully enforcing a U.S. judgment in China is, in our opinion, remote at best.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of China’s State Administration of Foreign Exchange. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), Foreign Investment Entities may purchase foreign exchange without the approval of the State Administration of Foreign Exchange for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by the State Administration of Foreign Exchange, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign investment entities to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from the State Administration of Foreign Exchange.

On July 21, 2005, the PRC government changed its policy of pegging its currency to the U.S. currency. Under that policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 21% appreciation of the Renminbi against the U.S. dollar between 2005 and 2008. However, the PRC government decided to repeg the Renminbi to U.S. Dollars in response to the financial crisis in 2008. On June 19, 2010, China ended the peg of Renminbi to the U.S. Dollar which allowed a greater flexibility of its exchange rate. There remains significant international pressure on the appreciation of the Renminbi against the U.S. Dollar.

Regulation on Dividend Distributions

Our Subsidiary is wholly foreign-owned and a joint venture enterprise under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

•	Corporate Law (1993), as amended in 2005 and 2013;

•	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

•	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

•	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned and joint venture enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval by the original approval authority of its establishment. In addition, the increase of registered capital and total investment amount shall both be registered with the State Administration for Industry and Commerce (“SAIC”) and SAFE.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

Travel Agency Regulations

Effective, May 1, 2009, the State Council of the People’s Republic of China (“PRC”) and the China National Tourism Administration (the “CNTA”) adopted and promulgated new Regulations on Travel Agencies (the “Travel Agency Regulations”). The Travel Agency Regulations comprehensively revised the prior Regulations on the Management of Travel Agencies, promulgated in 1996 (the “1996 Regulations”) and aims to strengthen the administration of travel agencies, protect the legitimate rights and interests of tourists and travel agencies, stabilize the tourism market, and promote the healthy development of the tourism industry.

Under the Travel Agency Regulations, “travel agency business” is defined to include “soliciting for, organizing, and serving tourists and providing other tourism services, such as planning for accommodations, food and beverage, sightseeing, leisure entertainment and vacation, tour guide service, tourism consultation and tourism activities.”  Travel agencies can also book transportation tickets, reserve hotels, and apply for visas on behalf of tourists; manage the transportation, lodging, food, and conference requirements for all kinds of entities; and provide other tourism services.

The Travel Agency Regulations establish three types of tourism businesses in which travel agencies may engage:

Type of Tourism Business	Definition	Restrictions
Domestic Tourism:	Tourism services for Chinese mainland citizens to travel within the territory of mainland China	Travel agencies can engage in domestic tourism upon their establishment.
Inbound Tourism:	Tourism services for foreign tourists and tourists from Hong Kong, Macau, and Taiwan to travel within the territory of mainland China.	Travel agencies can engage in inbound tourism upon their establishment.
Outbound Tourism:	Tourism services for Chinese mainland citizens or foreign residents of China to travel overseas or to Hong Kong, Macau, and Taiwan	Outbound tourism is restricted to travel agencies established for at least two years that have not been found to have infringed on the legal rights and interests of tourists
Outbound Tourism for Foreign Invested Travel Agencies:
Foreign-invested travel agencies are prohibited from engaging in outbound tourism services for Chinese citizens to travel overseas or to Hong Kong, Macau and Taiwan.  Any violation will result in confiscation of such income and a fine ranging from RMB 100,000 to RMB 500,000 will be imposed if the illegal income is less than RMB 100,000.  However, if it is greater, a fine of up to five times the income may be imposed.

Additionally, pursuant to the Travel Agency Regulations, travel agencies are required to provide tourists with truthful and reliable information and forbid false statements in their marketing brochures.

Tourism Contract Requirement

Pursuant to the Travel Agency Regulations, when a travel agency provides services for tourists, it must enter into a tourism contract.  Such contract must contain:

•	The travel agency’s name, business scope, address, telephone number, and license serial number for business operation of the travel agency;
•	Name and telephone number of the person in charge of the travel agency;
•	Date of the contract;
•	Location of where the contract was signed;
•	Departure location, transit stops and destination of the tour;
•	Arrangement of transportation, accommodations, and catering services during the travel and the standards thereof;
•	Specific contents and time for the tour sites arranged by the travel agency in a unified manner;
•	Tourist payments and the payment method;
•	Times and stopover times of shopping arranged by the travel agency, as well as the name of the shopping places;
•	Tour sites that require additional payment by tourists and the prices thereof;
•	Conditions for dissolving or changing the contract as well as time limit for advance notice;
•	Dispute resolution mechanism and responsibilities to be undertaken for the breach of contract;
•	Telephone numbers for travel services supervision and complaint; and
•	Other contents unanimously agreed upon by both parties.

Insurance

The Travel Agency Regulations require travel agencies to carry travel agency liability insurance.  Travel agencies not having such liability insurance will be ordered to rectify such misconduct and may have their travel agency business operation permit revoked if such misconduct persists.

In addition, travel agencies are required to report if any of their tourists illegally stay in China. Failure to report, combined with assistance in providing information to such tourist to facilitate his or her illegal stay, may subject the travel agency to fines ranging from RMB 20,000 to RMB 100,000 and suspension of operations for one to three months up to revocation of its travel agency business operation permit.

12 Month Growth Strategy and Milestones

Our strategy is to maximize shareholder value by expanding operations and evaluating and cultivating new and alternative revenue generating opportunities. The Company is committed to marketing and providing themed tour packages. While a strategic and wisely executed marketing campaign is key to expanding our operations; providing great customer service and diverse travel tour services should position the Company in the best possible way for long term success.

We have planned our progress based on raising $200,000 through this offering. We have taken careful consideration to determine that $200,000 will be sufficient to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 100,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 100,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 100,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of the offering.

Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 100%, 75%, 50% and 25%, respectively, of the shares offered by this prospectus.

First 3 Months

•	Research and develop the Tour Packages for Canada and Asia;
•	Create our online platform www.myinfinitytravel.com, which will be used for the sale of the Tour Packages;
•	Create and integrate our online platform www.yo-travel.com with www.myinfinitytravel.com to promote the Tour Packages to the Greater China market;
•	Network with tour operating agencies in Canada and Asia that can assist in the ground operations for the Tour Packages in Canada and Asia; and
•	Explore the sales channels with selling agents in the Greater China Market.

	100%	75%	50%	25%
Business Development	$30,000	$20,000	$10,000	$5,000
Administrative Expenses	500	500	500	500
Compliance with filing requirements (accounting and legal fees)	$3,500	$3,500	$3,500	$3,500

4-6 Months

•	Begin the promotion of the Tour Packages for destinations in Canada and Asia;
•	Research innovative and effective online marketing channels (other than the traditional Facebook fan page, online, banner, etc.);
•	Research and develop incentive travel products for our target markets, i.e., businesses, weddings, graduating youth; and
•	Research and develop tour packages for travel destinations in the United States.

	100%	75%	50%	25%
Business Development	$40,000	$25,000	$15,000	$7,500
Administrative Expenses	$500	$500	$500	$500
Compliance with filing requirements (accounting and legal fees)	$3,500	$3,500	$3,500	$3,500

7-9 Months

•	We anticipate beginning operations on the Tour Packages for destinations in Canada and Asia;
•	Review the operated tours and make necessary changes;
•	Review the effectiveness of sales channels in the Greater China Market; and
•	Explore the sales channels with selling agents in the United States.

	100%	75%	50%	25%
Business Development	$50,000	$35,000	$25,000	$10,000
Administrative Expenses	$1,000	$1,000	$1,000	$500
Compliance with filing requirements (accounting and legal fees)	$3,500	$3,500	$3,500	$3,500

10-12 Months

•	Begin operation of tour packages for destinations in the United States;
•	Continue review of operating tours in Canada and Asia and make necessary changes; and
•	Review the effectiveness of sales channels in the United States.

	100%	75%	50%	25%
Business Development	$58,250	$48,250	$28,250	$6,250
Administrative Expenses	$1,000	$1,000	$1,000	$1,000
Compliance with filing requirements (accounting and legal fees)	$8,250	$8,250	$8,250	$8,250

Patents and Trademarks

In December 2015, we plan to register the Company’s logo (specified below) with the Trade Marks Registry in Hong Kong.  The period of validity of the trademark is 10 years.

Acknowledging the inherent risks involved in providing travel tour packages, we will assess the need for any patents or trademarks on a continuing basis in order to protect our brands.

Licensing

Currently, we do not plan on applying for a travel license.  Rather, we plan to identify and enter into agreements with third party licensed tour operators, granting those third party licensed tour operators the right to sell and operate the Tour Packages that we develop.

On April 1, 2015, our Subsidiary entered into a three-year sales agency agreement with Eco Travel Limited, a Hong Kong limited corporation, a licensed tour operator in Hong Kong.  Pursuant to that sales agency agreement, our Subsidiary authorized Eco Travel Limited the right to promote and sell the Canada Tour Packages to individuals in Hong Kong, Macau and Mainland China.  A copy of the Eco Agency Agreement is attached as Exhibit 10.5 to that registration statement of which this prospectus is a part.

We are required to have a travel license; however, at this time we do not have a travel license.  We intend to obtain a travel license before we commence operations; provided, however, we can provide no assurance that we will obtain such a license or, if we do, the date upon which that will occur.

Because we rely on and expect to continue to rely on our Subsidiary’s contractual arrangements with various entities to assist us in our business operations, these contractual arrangements are not as effective in providing us with control over our operations or in enabling us to derive economic benefits from the operations of those entities.  Under the current contractual arrangements, as a legal matter, if any of the entities fail to perform its respective obligations, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies, including seeking specific performance, injunctive relief and claiming damages, which we cannot assure will be effective.

In addition, if any of the various entities or all or part if their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations.  If any of the various entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially affect our business and our ability to generate revenues.

Accordingly, other than as specified above and registering our logo and brands there are no aspects of the business that require a license that we are aware of at this time.

Need for any Government Approval of Services

Our operations are subject to those regulations specified on Pages 37 through 41, inclusive, of this prospectus.

Research and Development Activities

Other than time spent researching our business, we have not spent any funds on research and development activities to date.

Environmental Laws

Our operations are not subject to any environmental laws.

Employees and Employment Agreements

Presently, we have no employees.  Our officers and directors are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

Employees of our Subsidiary

Our Subsidiary, currently, has 3 full-time employees.

Fui Cheung is the chief executive officer and vice president of the Company.  Effective March 1, 2015, our Subsidiary entered into an employment contract with Mr. Cheung, whereby Mr. Cheung will receive an annual salary of $50,000 and 125,000 shares of the Company’s common stock valued at $0.20 per share, to be issued on or about February 26, 2016.  The Company has undertaken to issue those 125,000 shares to Mr. Cheung.  Pursuant to that employment agreement, Mr. Cheung will work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

Hoi Ming Chau is the general manager, secretary and director of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Mr. Chau, whereby Mr. Chau will receive an annual salary of HKD$300,000 (approximately $38,708.68, as of the date of this prospectus). Mr. Chau is required to work 5 days/ 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.2 to that registration statement of which this prospectus is a part.

Vian S. Cheung is the sales and marketing manager of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Ms. Cheung, whereby Ms. Cheung will receive an annual salary of HKD$180,000 (approximately $23,225.21 as of the date of this prospectus).  Ms. Cheung is required to work 5 days/40 hours per week.  A copy of that employment contract is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.

At this time, our Subsidiary has no other employees.

Description of Property

We do not own any real property. Our business is presently operated from offices provided by Mr. Ta-Chih Kuo, our president, treasurer and a member of our board of directors, which offices are located at 8F, No. 86, Sanguang Rd., Jhongli District, Taoyuan City, 320, Taiwan (Republic of China).  Mr. Kuo provides those offices free of charge and pursuant to an oral license agreement. A summary of that license agreement is attached as Exhibit 99.2 to the registration statement of which this prospectus is a part.  We consider our current office arrangement adequate and will reassess our needs based upon the future growth of the Company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks;

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, our stockholders may have difficulty selling their securities.

Regulation M

Our president, Ta-Chih Kuo, will offer and sell the shares offered hereby and is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of
$156,927 for the period from inception (August 6, 2014) to June 30, 2015. The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception (August 6, 2014) through June 30, 2015. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash and cash equivalents	$6,259
Total assets	$11,931
Total liabilities	$43,806
Total stockholder’s equity	$(31,875)
Total liabilities & stockholder’s equity	$11,931

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our president, treasurer and member of our board of directors has agreed to lend us $200,000 at no interest.  In that regard, we have a written commitment from Ta-Chih Kuo for a 12 month line of credit in the amount of $200,000 at no interest.  A copy of that commitment is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period ended June 30, 2015, the Company has limited operations. As of June 30, 2015, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including a loan commitment of $200,000 from Ta-Chih Kuo, our president, treasurer and a member of our board of directors, which commitment is for a period of one year from the date thereof, which date is July 23, 2015.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $156,927 for the period from inception (August 6, 2014) through June 30, 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. We plan to seek additional funds through private placements of our securities and/or capital contributions and loans by Ta-Chih Kuo, our president, treasurer and member of our board of directors. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements included in  the registration statement of which this prospectus is a part do not include any adjustments that might occur from this uncertainty.

The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Operating Results for the period August 6, 2014 (date of inception) through December 31, 2014 and for the six month period ended June 30, 2015

As of the date of this prospectus, we have not sold any of the Tour Packages nor have we generated any revenue from such operations.

Revenues. For the period from August 6, 2014 (date of inception) through December 31, 2014 our revenues were $0. For the six month period ended June 30, 2015, our revenues were $0. There has been no revenue generated during the periods presented, since our operations are in the business development stage. All efforts have been in the development of our business plan.

Operating Expenses. Our operating expenses were $42,529 for the period from August 6, 2014 (date of inception) through December 31, 2014.  Our operating expenses for the six month period ended June 30, 2015, were $114,187. These expenses are primarily professional and consulting fees in development of our business plan and legal and accounting services associated with the preparation of the registration statement of which this prospectus is a part.

Liquidity and Capital Resources

As of June 30, 2015, we had cash and cash equivalents of $6,259. Liabilities at June 30, 2015, totaled $43,806, and we have no material commitments.  Net cash used in operations was $148,721 for the period August 6, 2014 (date of inception) through June 30, 2015. Our deficiency in our use of funds will continue until such time that we can generate revenue sufficient to pay our operating and public reporting expenses. Net cash used in investing was $990 for the period August 6, 2014 (date of inception) through June 30, 2015.

On August 13, 2014, we sold and issued to Ta-Chih Kuo, our president, treasurer and a member of our board of directors, 10,000 shares of our common stock for $1,000 in cash.  On December 17, 2014, we sold and issued 159,859 shares of our common stock to two individuals, including, Mr. Kuo, at a per share price of $0.20, totaling $31,972.  On March 16, 2015, we sold and issued 431,983 shares of our common stock to 34 individuals, including Fui Cheung, our chief executive officer, vice president and director, Hoi Ming Chau, our secretary and a member of our board of directors, Vian S. Cheung, a member of our board of directors, Ting On Cheung, a member of our board of directors and Nan Fang Ltd. (Mr. Kuo is the president and sole shareholder of the outstanding capital stock of Nan Fang Ltd.), at a per share price of $0.20, totaling $73,406 in cash.  On April 15, 2015, we sold and issued 25,295 shares of our common stock to 2 individuals, including Fui Cheung at a per share price of $0.20, totaling $5,059 in cash.  One June 25, 2015, we sold and issued 4,950 shares of our common stock to one individual, at a per share price of $0.20, totaling $990 in cash.

We are seeking investors to assist us in financing our operations. Our current cash and cash equivalents is $6,259, which we believe will meet our obligations for approximately 3 months. We believe that we will need $200,000 dollars to satisfy our financial obligations for the next 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe that we will have sufficient funds to pay our obligations as they become due. Accordingly, as our cash on hand is $6,259, we require $193,741 to satisfy our financial obligations for the next 12 months.

We are aware that our costs may increase and our estimates may be greater than expected. We anticipate funding our operations by the private placement of our securities and/or capital contributions loans from Ta-Chih Kuo.  We have a written commitment from Mr. Kuo, our president, treasurer and member of our board of directors for a 12 month line of credit in the amount of $200,000 at no interest.  A copy of that commitment is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part.

Inflation

We are subject to periodic fluctuations in foreign currency exchange rates which could result in decreased gross margins and could cause reported financial results to vary significantly from period to period.

Net sales to non-affiliates generated from outside of the U.S. exposes us to currency exchange rate fluctuations.  Our risk exposure from these sales is primarily related to the Renminbi (Chinese Yuan) and Hong Kong Dollar.  Although our sales agents in Asia will sell the Tour Packages in Renminbi (Chinese Yuan) and the Hong Kong Dollar, because our online sales (www.myinfinitytravel.com) are denominated in the U.S. dollar, if one or more competitors sells to our customers in a different currency than the U.S. dollar, we are subject to the risk that our competitors’ services will be less expensive than our services due to exchange rate effects.  Accordingly, this could decrease our gross margins and have an adverse impact on our business, financial condition or results of operation.

Additionally, a substantial portion of operating costs at our non-U.S. facility are incurred in foreign currencies, principally, the Hong Kong Dollar.  Unfavorable exchange rate fluctuations in any or all of these currencies may adversely affect the cost of our operating expenditures.

Subsequent Events

There have been no subsequent events after June 30, 2015.

Off-Balance Sheet Arrangements

None

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

Jobs Act of 2012

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

A. Basis of Accounting
Our financial statements are prepared using the accrual method of accounting. Our financial statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a December 31 year end.

B. Basic Earnings Per Share
The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding. No significant realized exchange gains or losses were recorded from inception (August 6, 2014) to June 30, 2015.

C. Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $6,259 in cash and cash equivalents as of June 30, 2015.

D. Use Of Estimates And Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. Income Taxes
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Financial Disclosure

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, August 6, 2014, to December 31, 2014 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the Company are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the board of directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Directors and Executive Officers of the Company
Name	Age	Position
Ta-Chih Kuo	36	President, Treasurer and a member of the Board of Directors(1)
Fui Cheung	42	Chief Executive Officer, Vice President and a member of the Board of Directors(2)
Hoi Ming Chau	38	Secretary and a member of the Board of Directors(3)
Ting On Cheung	41	A member of the Board of Directors(4)
Vian S. Cheung	40	A member of the Board of Directors(5)

(1) Ta-Chih Kuo will serve as a director until the next annual shareholder meeting.
(2) Fui Cheung will serve as a director until the next annual shareholder meeting.
(3) Hoi Ming Chau will serve as a director until the next annual shareholder meeting.
(4) Ting on Cheung will serve as a director until the next annual shareholder meeting.
(5) Vian S. Cheung will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the board of directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's board of directors, expected to occur immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors and Executive Officers of our Subsidiary
Name	Age	Position
Fui Cheung	42	President and a member of the Board of Directors(1)
Hoi Ming Chau	38	Secretary and a member of the Board of Directors (2)
Ta-Chih Kuo	36	Member of the Board of Directors(3)

(1) Fui Cheung will serve as a director until the next annual shareholder meeting.
(2) Hoi Ming Chau will serve as a director until the next annual shareholder meeting.
(3) Ta-Chih Kuo will serve as a director until the next annual shareholder meeting.

Background of Executive Officers and Directors

The following information sets forth the background and business experience of our directors and executive officers.

Ta-Chih Kuo, president, treasurer and a member of our board of directors

Ta-Chih Kuo, also known as Fang Ming Kuo (also known as “Kevin”), received his Bachelors of Science degree in Electrical Engineering from the Vanung University in Taiwan in 1990.  From 2009 through 2014, Mr. Kuo was a deputy general manager for 達創企管顧問股份有限公司 (the English translation is “Da Chuang Business Management Consultant Co., Ltd.”), a land development company located in Taoyuan County, Taiwan, where he managed various land development projects.  Mr. Kuo is the founder and President of Nan Fang Ltd., a business consulting service company in Taoyuan, Taiwan.  Mr. Kuo has developed and managed the Company’s development strategy and operations.  From October 2014 to the present, Mr. Kuo has been a director of Regs Energy, a thermal power plant company located in Taoyuan County, Taiwan.  Mr. Kuo is a member of the board of directors of our Subsidiary.

Mr. Kuo became the president, treasurer and member of our board of directors in March 2014.  Due to Mr. Kuo’s extensive experience in company development, operations management and executive leadership experience, the Company believes he will complement its management.

Fui Cheung, chief executive officer, vice president and a member of our board of directors

Fui Cheung (also known as “Steven”) received his graduate certificate degree in Information Technology from the University of Wollongong, Australia in 2002.  In 2003, Mr. Cheung received his Masters in Education from the University of Wollongong, Australia, and in 2004 Mr. Cheung received his credentials for teaching English as a second language from the Chinese University of Hong Kong.  Mr. Cheung has more than 10 years of experience in the tour and travel industry.

From February 2005 to November 2012, Mr. Cheung was the Chief Executive Officer and managed the business planning and development operations of HKTravelever.com Ltd. and from December 2012 to February 2015 Mr. Cheung was a business development consultant for HKTraveler.com Ltd in Kowloon, Hong Kong.  HKTraveler.com Ltd is one of the largest eco-tourism companies in Hong Kong.  HKTraveler.com Ltd. operates in regions such as Hong Kong, Macau, Taiwan, Mainland China, Japan and South Korea.  Mr. Cheung focused on building and developing operations, quality assurance system, standard operational procedures and achievable goals and objectives for a team of more than 100 persons.  Mr. Cheung implemented and developed tour packages, which included the development of tour operations, ground operations, establishing relationships with travel related agencies and providing training on types of eco-tourism operations.

Mr. Cheung is also the president and director of Canada Infinity Tour Services Inc., a Canada corporation (“Canada Infinity”).  Canada Infinity operates tours in the Canada region, which include transportation and tour guiding services.  Mr. Cheung is responsible for the operations of Canada Infinity, including, ground operation services and business development in the Canada region.

Mr. Cheung is the president and member of the board of directors of our Subsidiary.  Mr. Cheung has been the chief executive officer, vice present and member of our board of directors since March 1, 2015.  Mr. Cheung assists the President of the Company in developing and implementing the Company’s business plan.  Due to Mr. Cheung’s extensive experience in the tour and travel industry, management and leadership experience and his role in developing HKTraveler.com Ltd., the Company believes he will complement its management.

Hoi Ming Chau, secretary and a member of our Board of Directors

Hoi Ming Chau (also known as “Eric”) has experience in corporate training, marketing and business management.  In 2001, Mr. Chau received his Bachelors Degree in Business Administration from Lingnan University in Hong Kong.  From July 2004 to December 2007, Mr. Chau was project manager for the Innovative Education Consulting Company in Hong Kong, a consulting education company that develops employee training courses for various industries.  There, Mr. Chau’s duties included the designing of training courses and programs for various businesses and development of internal quality assurance systems for those companies.

From January 2008 to July 2014, Mr. Chau was a Course Development Officer, Deputy Course Development Manager and Marketing Manager for CTU Education Foundation Ltd. in Hong Kong.  There, Mr. Chau developed, maintained and managed that company’s brand and reputation, which included, implementing and managing that company’s marketing strategy and public relations.  Mr. Chau, also, managed that company’s marketing budget and marketing resources.

Additionally, since October 2014, Mr. Chau has been the general manager, secretary and member of the board of directors of our Subsidiary.  As the general manager of the Subsidiary, Mr. Chau is responsible for developing marketing and sales networks in Greater China, Canada and the United states; centralizing administrative procedures and human resources; and managing our websites.

From 2011 through 2014 Mr. Chau was a member of the Industry Training Advisory Committee, Qualification Frameworks and Hong Kong Education Bureau.

Mr. Chau has been the secretary and member of our board of directors since July 2014.  Due to Mr. Chau’s extensive experience management, training and marketing, the Company believes he will complement its management.

Ting On Cheung, a member of our Board of Directors

In 2000, Ting On Cheung received his Bachelors Degree in environmental management from the University of North London, located in the United Kingdom.  In 2004, Dr. Cheung received his Masters Degree from the University of Hong Kong in Geographic Information Systems and in 2011, he received his Doctorate Degree in Tourism Geography from the University of Hong Kong.

Dr. Cheung is a member of the International Ecotourism Society, Asia Pacific Tourism Association, Environmental Advisory Committee of the Harbour View Hotel, Development Bureau in the Hong Kong Special Administration Region and an expert advisor for the Ecotourism Project in the Wolong Nature Reserve, Sichuan Province.

From August 2010 to December 2012, Dr. Cheung was a lecturer for the Associate Science of Environmental Studies for the Community College of City University in Kowloon Tong, Hong Kong.  From January 2013 to August 2014, Dr. Ting On Cheung was a lecturer at the University of Hong Kong in Porfulam, Hong Kong in the Department of Geography.  While Dr. Cheung, currently, works as an assistant professor in the Department of Social Sciences at the Hong Kong Institute of Education in Tai Po, Hong Kong, he has been a director of the Company since March 2015.

Due to Dr. Cheung’s extensive knowledge in sustainable tourism, nature-based tourism in protected areas, environmental education and environmental conservation, the Company believes he will complement its management.

Vian S. Cheung, a member of our Board of Directors.

Vian S. Cheung, also known as Cheung So Ching Vian, has more than 10 years of experience in communications, public and media relations and marketing management.  In 2013, Ms. Cheung graduated from Edinburgh Napier University in Scotland, United Kingdom with a Bachelors Degree in Hospitality & Services Management.  From June 2010 to August 2014, Ms. Cheung worked as a Project Officer and Marketing Officer for CTU Education Foundation Limited in Hong Kong.  There, Ms. Cheung’s duties included managing public and media relations, copyright issues, web design and publication and online broadcasting.  Ms. Cheung has been the Sales and Marketing Manager for our Subsidiary since October 2014.

Vian S. Cheung has been a member of our board of directors since March 2015.  Due to Ms. Cheung’s experience in marketing management and networking relationships with various marketing companies, the Company believes she will complement its management.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

•	a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

•	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

o	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	engaging in any type of business practice; or

o	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•	found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

•	found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	any federal or state securities or commodities law or regulation; or

o	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our Board of Directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Executive Compensation

SUMMARY EXECUTIVE COMPENSATION TABLE BY THE COMPANY
Name and Principal Position	Year	Salary FY ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ta-Chih Kuo, President, Treasurer, and Director(2)	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Cheung Fui, Chief Executive Officer, Vice President and Director(1)	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Hoi Ming Chau, Secretary and Director(3)	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Ting On Cheung, Director(4)	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Vian S Cheung, Director(5)	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1) Mr. Cheung is the chief executive officer, vice president and a member of the board of directors of the Company.  Effective March 1, 2015, our Subsidiary entered into an employment contract with Mr. Cheung, whereby Mr. Cheung will receive an annual salary of $50,000 and 125,000 shares of the Company’s common stock, valued at $0.2 per share, to be issued on or about February 26, 2016.  The Company has undertaken to issue those 125,000 shares to Mr. Cheung.  Pursuant to that employment agreement, Mr. Cheung will work 5 days, 40 hours per week.  A copy of that employee contract is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

(2) There is no employment contract with Mr. Kuo at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(3) There is no employment contract with Mr. Chau at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(4) There is no employment contract with Ting On Cheung at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(5) There is no employment contract with Vian S Cheung at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Other than what is specified above, our officers receive no compensation for their services during the development stage of our business operations. However, they are reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our officers and directors.

SUMMARY EXECUTIVE COMPENSATION TABLE BY OUR SUBSIDIARY
Name and Principal Position	Year	Salary FY 2015 ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fui Cheung, President and Director(2)	2015 2014	-$50,000- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-$50,000- -0-
Hoi Ming Chau, Secretary and Director(1)	2015 2014	HKD 300,000(4) HKD 300,000(4)	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	HKD 300,000(4) HKD 300,000(4)
Ta-Chih Kuo, Director(3)	2015 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1) Hoi Ming Chau is the general manager and secretary of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Mr. Chau, whereby Mr. Chau will receive an annual salary of HKD$300,000.  Mr. Chau is required to work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.2 to that registration statement of which this prospectus is a part.

(2) Fui Cheung is the president and director of our Subsidiary.  Effective March 1, 2015, our Subsidiary entered into an employment contract with Mr. Cheung, whereby Mr. Cheung will receive an annual salary of $50,000 and 125,000 shares of the Company’s common stock, valued at $0.2 per share, to be issued on or about February 26, 2016.  The Company has undertaken to issue those 125,000 shares to Mr. Cheung.  Pursuant to that employment agreement, Mr. Cheung will work 5 days, 40 hours per week.  A copy of that employee contract is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

(3) Our Subsidiary does not have any contracts with Ta-Chih Kuo at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(4)Approximately $38,708.68 as of the date of this prospectus.

No other directors have received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any other person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Executive Compensation Tables.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officers named in the Summary Executive Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

 Employment Contracts with the Company

Except, as specified below, we do not have any employment agreements in place with our officers and directors.

Employment Contracts with our Subsidiary

Effective March 1, 2015, our Subsidiary entered into an employment contract with Mr. Cheung, whereby Mr. Cheung will receive an annual salary of $50,000 and 125,000 shares of the Company’s common stock valued at $0.20 per share, to be issued on or about February 26, 2016.  The Company has undertaken to issue those 125,000 shares to Mr. Cheung.  Pursuant to that employment agreement, Mr. Cheung will work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

Hoi Ming Chau is the general manager and secretary of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Mr. Chau, whereby Mr. Chau will receive an annual salary of HKD$300,000 (approximately $38,708.68 as of the date of this prospectus). Mr. Chau is required to work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.2 to that registration statement of which this prospectus is a part.

Vian S. Cheung is the sales and marketing manager of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Ms. Cheung, whereby Ms. Cheung will receive an annual salary of HKD$180,000 (approximately $23,225.21 as of the date of this prospectus).  Ms. Cheung is required to work 5 days, 40 hours per week.  A copy of that employment contract is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Beneficial Ownership of the Company Amount and Nature of Beneficial Ownership Percentage of Class (1)(2)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Percent of Class Before Offering	Percent of Class After Offering (3)
Greater than 5% shareholders
Common Stock	Wei Chi Chien No.322, Daming Rd. Dali Dist., Taichung City 412 Taiwan	159,359	159,359	25.2%	21.8%
Common Stock	Yun Man Ip Block 21, Flat 14B City One Shatin N.T., Hong Kong	99,920	99,920	15.8%	13.6%
Common Stock	Nan Fang LTD.[4] 8F., No. 86, Sanguang Road Zhongli City, Taoyuan County, 320 Taiwan, Republic of China	149,925	149,925	23.7%	20.5%
Total of 5% or more shareholders		409,204	409,204	64.7%	64.7%
Directors and Named Executive Officers
Common Stock	Fui Cheung Room 1212, 12/F, Hang Chun House, Cheung Hang Chuen, Tsing Yi, N.T. Hong Kong, China	89,690	89,690	14.2%	12.3%
Common Stock	Ting On Cheung Flat C, 11/F, Block 11, Royal Ascot, 1 Tsun King Road Shatin, N.T. Hong Kong	99,915	99,915	15.8%	13.6%
Common Stock	Hoi Ming Chau G/F, No. 315, Ting Kok Tsuen, Tai Po., N.T. Hong Kong, China Secretary and Director	500	500	0.1%	0.1%
Common Stock	Vian S Cheung Flat C, 11/F, Block 11, Royal Ascot, 1 Tsun King Road, Shatin, N.T. Hong Kong, China Director	500	500	0.1%	0.1%
Common Stock	Ta-Chih Kuo 9F., No.55-1, Jiouhe 1st St., Jhongli Dist., Taoyuan City 32085, Taiwan (ROC) President, Treasurer and Director	160,425[5]	160,425	25.4%	21.9%
Total of all Directors and Officers		351,030	351,030	55.5%	47.9%

(1) The percentages are based on a before-offering total of 632,087 shares of common stock issued and outstanding as of the date of this prospectus and assumes the 100,000 shares registered for sale in the offering will be sold.
(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3) Assumes the sale of all of the 100,000 shares of common stock by us in the offering. The aggregate amount of shares to be issued and outstanding is 732,087 based upon that assumption.
(4) Ta-Chih Kuo, our president, treasurer and director is the holder of 100% of the outstanding capital stock of Nan Fang Ltd., a Seychelles corporation.  Accordingly, Nan Fang Ltd. is controlled by Mr. Kuo.  Mr. Kuo is also the president of the corporation.
(5) Includes 149,925 shares of common stock held by Nan Fang LTD., which is controlled by Mr. Kuo and 10,500 shares held by Mr. Kuo directly.

Future Sales by Existing Stockholders

A total of 632,087 shares have been issued to our existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by our existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our existing shareholders do not have any plans to sell their shares after this offering is complete.

Certain Relationships and Related Transactions

Ta-Chih Kuo

Ta-Chih Kuo, our president, treasurer and director, and a holder of 10,500 shares of our common stock is also the holder of 100% of the outstanding shares of capital stock of Nan Fang Ltd., a Seychelles corporation, which holds 149,925 (23.71%) shares of the Company’s common stock.  On March 16, 2015, Nan Fang Ltd. purchased those 149,925 shares of common stock for $29,985 in cash.  Mr. Kuo is also the President of Nan Fang Ltd.

On August 13, 2014, Mr. Kuo purchased 10,000 shares of our common stock for $1,000 in cash.

On December 17, 2014, Mr. Kuo purchased 500 shares of our common stock for $100 in cash.

On June 16, 2015, Mr. Kuo signed a written commitment to lend the Company as much as $200,000 to pay the operating expenses of the Company for a period of one year.  Any amount advanced by Ta-Chih Kuo pursuant to that commitment shall not accrue interest and is payable on demand. A copy of that commitment is included as Exhibit 99.1 to the registration statement of which this prospectus is a part.

Fui Cheung

Mr. Fui Cheung, our chief executive officer, vice president and a member of our board of directors is the president of Canada Infinity Tour Services Inc.  Additionally, Mr. Cheung holds 94% of the outstanding capital stock of Canada Infinity Tour Services Inc.

On April 1, 2015, our Subsidiary entered into a three-year sales agency agreement with Canada Infinity Tour Services Inc.  Canada Infinity Tour Services Inc. agrees to provide local transportation and tour guiding services (i.e., licensed tour guides) for the Canada Tour Packages (the “Canada Agency Agreement”).  A copy of the Canada Agency Agreement is attached as Exhibit 10.6 to that registration statement of which this prospectus is a part.

On February 1, 2015, Mr. Cheung purchased 89,690 shares of our common stock for $17,938 in cash.

On April 1, 2015, our Subsidiary entered into a three-year sales agency agreement with Eco Travel Limited, a Hong Kong limited corporation, whereby our Subsidiary authorized Eco Travel Limited the right to promote and sell the Canada Tour Packages to individuals in Hong Kong, Macau and Mainland China (the “Eco Agency Agreement”).  A copy of the Eco Agency Agreement is attached as Exhibit 10.5 to that registration statement of which this prospectus is a part.

Fui Cheung’s wife, Mrs. Tung Mui Tsang, is a holder of 17% of the issued and outstanding shares of common stock of HKTraveler.com LTD, which is the parent company of Eco Travel Limited,.  Additionally, from February 1, 2005 to November 30, 2012, Mr. Cheung was the Chief Executive Officer of HKTraveler.com and from December 1, 2012 to February 28, 2015, Mr. Cheung was a business development consultant for HKTraveler.com.

Ting On Cheung

On March 16, 2015, Ting On Cheung, a member of our board of directors purchased 99,915 shares of our common stock for $19,983 in cash.

Ting On Cheung’s wife, Ng Wai Man, is a holder of 8% of the issued and outstanding shares of common stock of HKTraveler.com LTD, which is the parent company of Eco Travel Limited.

Hoi Ming Chau

On March 16, 2015, Hoi Ming Chau, our Secretary and a member of our board of directors, purchased 500 shares of our common stock for $100 in cash.

 Mr. Chau is also the general manager of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Mr. Chau, whereby Mr. Chau will receive an annual salary of HKD$300,000  (approximately $38,708.68, as of the date of this prospectus). Mr. Chau is required to work 5 days/ 40 hours per week.  A copy of that employment agreement is attached as Exhibit 10.2 to that registration statement of which this prospectus is a part.

Vian S. Cheung

On March 16, 2015, Vian S. Cheung, a member of our board of directors, purchased 500 shares of our common stock for $100 in cash.

Additionally, Ms. Cheung is the sales and marketing manager of our Subsidiary.  Effective October 1, 2014, our Subsidiary entered into an employment contract with Ms. Cheung, whereby Ms. Cheung will receive an annual salary of HKD$180,000 (approximately $23,225.21 as of the date of this prospectus).  Ms. Cheung is required to work 5 days/40 hours per week.  A copy of that employment contract is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.

We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering.

We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised of our president and treasurer, Ta-Chih-Kuo; our chief executive officer and vice president, Fui Cheung; our secretary; Hoi Ming Chau; Ting On Cheung; and Vian S. Cheung. We intend to seek independent directors for our Board of Directors when we begin generating revenues and are able to provide compensation for our Board of Directors.

Other than as specified above, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the SEC. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

FINANCIAL STATEMENT SCHEDULES

Consolidated Balance Sheets as of June 30, 2015 and December 31, 2014.	F-2

Consolidated Statements of Operations and Comprehensive Income for the six months ended June 30, 2015 and for the period from August 6, 2014, (Inception) through June 30, 2015	F-3

Consolidated Statement of Cash Flows for the six months ended June 30, 2015 and for the period from August 6, 2014, (Inception) through June 30, 2015	F-4

Notes to Financial Statements	F-5

INFINITY(INT'L) TRAVEL HOLDLINGS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(UNAUDITED)
ASSETS
Current Assets
Cash and cash equivalents	$6,259	$26,213
Prepaid expense	1,070	-
Total Current Assets	7,329	26,213

Deposits	3,611	3,611
Long-term investment	990	-

Total Assets	$11,931	$29,824

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued expenses	$12,888	$355
Other payable	-	355
Due to related parties	30,918	38,684
Total Current Liabilities	43,806	39,394

Total liabilities	43,806	39,394

Stockholders' Equity
Common stock, 750,000 shares authorized for issuance,
$0.1 par value, 632,087 and 169,859 shares issued and outstanding	63,209	16,986
at June 30, 2015 and December 31, 2014, respectively
Additional paid-in capital	62,209	15,986
Accumulated deficit	(156,927)	(42,529)
Other comprehensive income(loss)	(366)	(13)
Total Stockholders' Equity	(31,875)	(9,570)

Total Liabilities and Stockholders’ Equity	$11,931	$29,824

The accompanying notes to financial statements are an integral part of these statements.

INFINITY(INT'L) TRAVEL HOLDLINGS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
AND PERIOD FROM AUGUST 6, 2014 (INCEPTION) THROUGH JUNE 30, 2015
(UNAUDITED)

	Six Months Ended June 30, 2015	Three Months Ended June 30, 2015	Deficit Accumulated from August 6, 2014 (Inception) through June 30, 2015

Sales, net	$-	$-	$-
General and administrative expenses	114,187	61,961	156,716
Loss from operations	(114,187)	(61,961)	(156,716)
Other income (expense)
Interest income	1	1	1
Loss on foreign currency exchange	(212)	(212)	(212)
Total other income (expenses)	(211)	(211)	(211)
Loss before income taxes	(114,398)	(62,172)	(156,927)
Provision for income taxes expense	-	-	-
Net loss	$(114,398)	$(62,172)	$(156,927)

Loss per share:
Basic and diluted	$(0.26)	$(0.10)	$(0.61)

Weighted average number of shares outstanding:
Basic and diluted	436,155	623,572	256,994

The accompanying notes to financial statements are an integral part of these statements.

INFINITY (INT’L) TRAVEL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
AND PERIOD FROM AUGUST 6, 2014 (INCEPTION) THROUGH JUNE 30, 2015
(UNAUDITED)

		Deficit Accumulated from
	Six Months Ended	August 6, 2014 (Inception)
	June 30, 2015	through June 30, 2015
Cash Flows from Operating Activities
Net loss	$(114,398)	$(156,927)
Changes in assets and liabilities:
Increase in prepaid expense	(1,070)	(1,070)
Increase in security deposit	-	(3,612)
Increase in accrued expenses	12,532	12,888
Decrease in other payable	(355)	-
Net cash used in operating activities	(103,291)	(148,721)

Cash Flows from Investing Activities
Increase in investment	(990)	(990)
Net cash used in investing activities	(990)	(990)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	92,446	125,418
Proceeds of short-term loans from shareholders	18,027	56,716
Repayment of short-term loans from shareholders	(25,798)	(25,798)
Net cash provided by financing activities	84,675	156,336

Effect of exchange rate changes on cash and cash equivalents	(348)	(366)

Net (decrease) increase in cash and cash equivalents	(19,954)	6,259

Cash and Cash Equivalents
Beginning	26,213	-
Ending	$6,259	$6,259
Supplemental Disclosure of Cash Flows
Cash paid during the year for:
Interest expense	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

INFINITY (INT’L) TRAVEL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (UNAUDITED)
 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation and Organization

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and in accordance with instructions for Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
Infinity (Int’l) Travel Holdings Inc., a company in the developmental stage (the “Company” or “Infinity Travel”), was incorporated in the State of Nevada on August 6, 2014. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s principal business is to develop, promote and execute themed tour packages for travel destinations in Canada, Asia and the United States. Since the date of inception (August 6, 2014), our activities have been primarily developmental, i.e., forming the Company, acquiring our Subsidiary and implementing our business plan.  Our business will be conducted primarily through our Subsidiary.
Infinity (Int’l) Travel Holdings Ltd. (“Infinity Travel (HK)”) was incorporated in Hong Kong on July 18, 2014 under the laws of Hong Kong. Infinity Travel (HK) has not carried out substantive business operations Mr. Ta-Chih Kuo, Mr. Hoi Ming Chau, and Mr. Fui Cheung are the directors and controlling beneficiary shareholders of Infinity Travel (HK).
On December 22, 2014, the Company entered into a definitive agreement with Infinity (Int’l) Travel Holdings Ltd., a Hong Kong corporation (“Infinity Travel (HK)”). Pursuant to the agreement, the Company paid in an aggregate amount of $98,324 to acquire all the issued and outstanding capital stock of Infinity Travel (HK). Immediately following the closing of the acquisition on March 20, 2015, total 500,000 shares of common stock of Infinity Travel (HK) were issued and outstanding. As a result of the acquisition, Infinity Travel (HK) becomes our wholly owned subsidiary. The Company’s three directors, including Mr. Ta-Chih Kuo, Mr. Hoi Ming Chau, and Mr. Fui Cheung, and Nan Fang Ltd., a Seychelles corporation that was 100%owned by Mr. Kuo, together owned  225,770 shares (or 37.5%) of common stock of Infinity Travel prior to the above transaction (the “Restructuring Transaction”).
Since Infinity Travel (HK) is an entity under Mr. Ta-Chih Kuo, Mr. Hoi Ming Chau, and Mr. Fui Cheung’s common control prior to the restructuring transaction, Infinity Travel has recast prior period financial statements to reflect the conveyance of Infinity Travel (HK) as if the restructuring transaction had occurred as of August 6, 2014 (inception). All significant intercompany transactions and account balances have been eliminated. In the opinion of management, the unaudited condensed financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These unaudited, condensed financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company’s Form S-1 for the year ended December 31, 2014.
Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $156,927 and $42,529 as of June 30, 2015 and December 31, 2014, respectively, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents, and potentially dilutive securities outstanding during each period. At June 30, 2015 and December 31, 2014, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Translation Adjustment

The accounts of Infinity Travel (HK) was maintained, and its financial statements were expressed, in Hong Kong Dollars (“HK$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, "Foreign Currency Matters", with the HK$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income as a component of stockholders’ equity.

Comprehensive Income

Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity and comprehensive income (loss).
Foreign-currency Transactions
Foreign-currency transactions are recorded in Hong Kong dollars (“HK$”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into Hong Kong dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.
Statement of Cash Flows
Cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.
Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

Subsequent Event

The Company evaluated all events or transactions that occurred after June 30, 2015 up through the date the Company issued these financial statements.

 2. LONG-TERM INVESTMENT

On April 20, 2015, the Company made an equity held-to-maturity investment of $990, on The Royal Country Club and Recreation Holdings, Inc., a Nevada Company. The long-term investment is recorded at cost method, and the respective carrying amounts approximate fair values.

3. ACCRUED EXPENSES

Accrued expenses consist of the following:
	June 30, 2015	December 31, 2014
Accrued payroll	$8,408	$-
Accrued employee pension expenses	-	355
Accrued office administrative expense	3,821	-
Other	659	-
Total	$12,888	$355

4. RELATED PARTY TRANSACTIONS

The Company has advanced funds from one of its officer and shareholder for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances.  The advances bear zero interest rate and are due upon demand by the officer and shareholder. As of June 30, 2015 and December 31, 2014, there were $30,918 and $38,684 advances outstanding, respectively.

5. INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At June 30, 2015 and December 31, 2014, there were no deferred tax assets or liabilities.

6. STOCKHOLDERS’ EQUITY

On August 13, 2014, the Company issued 10,000 shares of common stock at par value to its director for $1,000 in cash.

On December 17, 2014, the Company issued 159,859 shares of common stock to two individual shareholders for $0.20 per share totaling $31,972.

On March 16, 2015, the Company issued 431,983 shares of common stock to thirty-four individual shareholders for $0.20 per share totaling $73,406.

On April 15, 2015, the Company issued 25,295 shares of common stock to two individual shareholders for $0.20 per share totaling $5,059.

On June 25, 2015, the Company issued 4,950 shares of common stock to one individual shareholders for $0.20 per share totaling $990.

FINANCIAL STATEMENT SCHEDULES

REPORT OF REGISTERED INDEPENDENT AUDITORS

Board of Directors
Infinity (Int’l) Travel Holdings Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Infinity (Int’l) Travel Holdings Inc. (A development stage company) (the "Company") as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from August 6, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period from August 6, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $42,529 and has no cash flows from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/ KCCW Accountancy Corp
Diamond Bar, California
June 15, 2015

INFINITY (INT’L) TRAVEL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014

December 31,
2014
ASSETS
Current Assets
Cash and cash equivalents	$26,213
Total Current Assets	26,213

Deposit	3,611

Total Assets	$29,824

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$355
Other payable	355
Due to related parties	38,684
39,394
Total Liabilities	39,394

Stockholders' Equity
Common stock, par value $0.1 per share, 750,000 share authorized,
169,859 shares issued and outstanding	16,986
Additional paid-in capital	15,986
Deficit accumulated during development stage	(42,529)
Other comprehensive income(loss)	(13)
Total Stockholders' Equity	(9,570)

Total Equity	$29,824

The accompanying notes to financial statements are an integral part of these statements.

INFINITY (INT’L) TRAVEL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM AUGUST 6, 2014 (INCEPTION)
THROUGH DECEMBER 31, 2014

Net revenue	$-

General and administrative expenses	42,529

Loss from operations	(42,529)

Other Income(expense)
Interest income	-
Total other income, net	-
Loss before income taxes	(42,529)
Provision for income taxes expense (benefit)	-
Net loss	(42,529)

Other Comprehensive (Loss) Income
Foreign currency translation adjustment, net of tax	(13)
Comprehensive (Loss) Income	$(42,542)

Loss per share:
Basic and diluted	$(1.57)

Weighted average number of shares outstanding:
Basic and diluted	27,006

The accompanying notes to financial statements are an integral part of these statements.

INFINITY (INT’L) TRAVEL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 6, 2014 ( INCEPTION) THROUGH DECEMBER 31, 2014

Cash flows from operating activities
Net loss	$(42,529)
Changes in assets and liabilities:
Increase in security deposit	(3,611)
Increase in accrued expense	355
Increase in other payable	355
Net cash used in operating activities	(45,430)

Cash flows from financing activities
Proceeds from issuance of common stock	32,972
Loan from shareholders	38,682
Net cash provided by financing activities	71,654

Effect of exchange rate changes on cash and cash equivalents	(11)

Net increase in cash and cash equivalents	26,213

Cash and cash equivalents
Beginning	$0
Ending	$26,213

 The accompanying notes to financial statements are an integral part of these statements.

INFINITY(INT'L) TRAVEL HOLDLING INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
PERIOD FROM AUGUST 6, 2014 (INCEPTION) TO DECEMBER 31, 2014

			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income (loss)	Total
Balance at August 6, 2014 (Inception)	-	$-	$-	$-	$-	$-
Common stock issued for cash on August 13, 2014	10,000	1,000	-	-	-	1,000
Common stock issued for cash on December 17, 2014	159,859	15,986	15,986	-	-	31,972
Effect of restructuring				(41,499)	(13)	(41,512)
Net loss	-	-	-	(1,030)	-	(1,030)
Balance at December 31, 2014	169,859	$16,986	$15,986	$(42,529)	$(13)	$(9,570)

The accompanying notes to financial statements are an integral part of these statements.

INFINITY (INT’L) TRAVEL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
 DECEMBER 31, 2014
 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation and Organization

Infinity (Int’l) Travel Holdings Inc., a company in the developmental stage (the “Company” or “Infinity Travel”), was incorporated in the State of Nevada on August 6, 2014. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s principal business is to develop, promote and execute themed tour packages for travel destinations in Canada, Asia and the United States. Since the date of inception (August 6, 2014), our activities have been primarily developmental, i.e., forming the Company, acquiring our Subsidiary and implementing our business plan. Our business will be conducted primarily through our Subsidiary.
Infinity (Int’l) Travel Holding Ltd. (“Infinity Travel (HK)”) was incorporated in Hong Kong on July 18, 2014 under the laws of Hong Kong. Infinity Travel (HK) has not carried out substantive business operations. Mr. Ta-Chih Kuo, Mr. Hoi Ming Chau, and Mr. Fui Cheung are the directors and controlling beneficiary shareholders of Infinity Travel (HK).
On December 22, 2014, the Company entered into a definitive agreement with Infinity (Int’l) Travel Holdings Ltd., a Hong Kong corporation (“Infinity Travel (HK)”). Pursuant to the agreement, the Company paid in an aggregate amount of $98,324 to acquire all the issued and outstanding capital stock of Infinity Travel (HK). Immediately following the closing of the acquisition on March 20, 2015, total 500,000 shares of common stock of Infinity Travel (HK) were issued and outstanding. As a result of the acquisition, Infinity Travel (HK) becomes our wholly owned subsidiary. The Company’s three directors, including Mr. Ta-Chih Kuo, Mr. Hoi Ming Chau, and Mr. Fui Cheung, and Nan Fang Ltd., a Seychelles company that was 100% owned by Mr. Kuo, together owned  225,770 shares (or 37.5%) of common stock of Infinity Travel prior to the above transaction (the “Restructuring Transaction”).
Since Infinity Travel (HK) is an entity under Mr. Ta-Chih Kuo, Mr. Hoi Ming Chau, and Mr. Fui Cheung’s common control prior to the restructuring transaction, Infinity Travel has recast prior period financial statements to reflect the conveyance of Infinity Travel (HK) as if the restructuring transaction had occurred as of August 6, 2014 (inception). All significant intercompany transactions and account balances have been eliminated.
The functional currency of Infinity Travel(HK) is the Hong Kong dollars, however the accompanying audited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying audited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “HK$” and “HK dollars” mean Hong Kong dollars.
The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit during development stage of $42,529 as of December 31, 2014, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern.

The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014.

Impairment of long-lived assets

The Company reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Net Income (loss) per Common Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2014, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

2. RELATED PARTY TRANSACTIONS

 The Company has advanced funds from one of its officer and shareholder for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances bear zero interest rate and are due upon demand by the officer and shareholder.  As of December 31, 2014, there were $38,684 advances outstanding.

3. INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At December 31, 2014, there were no deferred tax assets or liabilities.

4. STOCKHOLDER’S EQUITY

On August 13, 2014, the Company issued 10,000 shares of common stock at par value to its director for $1,000 in cash.

On December 17, 2014, the Company issued 159,859 shares of common stock to two individual shareholders for $0.20 per share totaling $31,972.

5. SUBSEQUENT EVENTS

On March 20, 2015, the Company completed an acquisition transaction with Infinity (Int’l) Travel Holdings Ltd. (“Infinity Travel(HK)”), a Hong Kong corporation. The Company paid in an aggregate amount of $98,324 to acquire all the issued and outstanding capital stock of Infinity Travel(HK). Immediately following the closing of the acquisition, the Company had a total of 500,000 issued and outstanding shares of common stock of Infinity Travel (HK). As a result of the acquisition, Infinity Travel(HK) becomes our wholly owned subsidiary.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Infinity (Int’l) Travel Holdings, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee:

Registration fee	$20.14
Accounting fees and expenses	10,000.00
Legal and professional fees and expenses	6,000.00
EDGAR fees and expenses	1,500.00
Printing	1,000.00
Total	$18,520.14

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

RECENT SALES OF UNREGISTERED SECURITIES.

On August 13, 2014, we sold and issued to Ta-Chih Kuo, our president, treasurer and a member of our board of directors, 10,000 shares of our common stock for $1,000 in cash.  On December 17, 2014, we sold and issued 159,859 shares of our common stock to two individuals, including, Mr. Kuo, at a per share price of $0.20, totaling $31,972.

On March 16, 2015, we sold and issued 431,983 shares of our common stock to 34 individuals, including Fui Cheung, our chief executive officer, vice president and director, Hoi Ming Chau, our secretary and a member of our board of directors, Vian S. Cheung, a member of our board of directors, Ting On Cheung, a member of our board of directors and Nan Fang Ltd. (Mr. Kuo is the president and sole shareholder of the outstanding capital stock of Nan Fang Ltd.), at a per share price of $0.20, totaling $73,406 in cash.

 On April 15, 2015, we sold and issued 25,295 shares of our common stock to 2 individuals, including Fui Cheung at a per share price of $0.20, totaling $5,059 in cash.

On June 25, 2015, we sold and issued 4,950 shares of our common stock to one individual, at a per share price of $0.20, totaling $990 in cash.

Those shares were issued in transactions which qualify for that exemption from the registration and prospectus requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons, as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid by us.  Those shares were sold in off-shore transactions.  No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of the foregoing.  We are subject to Category 3 of Rule 903 and, accordingly, we implemented the offering restrictions required by Category 3 of Rule 903, including a legend on all offering materials and documents which specifies that those shares have not been registered pursuant to the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless those shares were registered pursuant to Securities Act of 1933 or an exemption from those registration requirements is available.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
2.1	Investment (acquisition) Agreement between the Company and Infinity (Int’l) Travel Holdings Limited dated December 22, 2014
3.1	Articles of Incorporation
3.2	Certificate of Amendment to Articles of Incorporation
3.3	Certificate of Correction of Articles of Incorporation
3.4	Bylaws
5.1	Opinion Regarding Legality and Consent of Counsel by Stepp Law Corporation
10.1	Employment Contract between our Subsidiary and Fui Cheung, dated February 26, 2015
10.2	Employment Contract between our Subsidiary and Hoi Ming Chau, effective October 1,, 2014
10.3	Employment Contract between our Subsidiary and Vian S Cheung, effective October 1, 2014
10.4	Form of Subscription Agreement
10.5	The Eco Agency Agreement dated April 1, 2015
10.6	The Canada Co-Operative Agreement dated April 1, 2015
10.7	The Zhuhai Agency Agreement dated July 1, 2015
21.1	Subsidiaries of the Registrant
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (see Exhibit 5.1)
99.1	Commitment to Provide Funds for Operations for the Company by Ta-Chih Kuo, dated July 23, 2015
99.2	Summary of Office License Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taoyuan City, Taiwan on November 9, 2015.

(Registrant)
Infinity (Int’l) Travel Holdings, Inc.
By: /s/Ta-Chih Kuo

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Ta-Chih Kuo	President, Treasurer and a member of the board of directors	November 9, 2015